UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 20, 2005
                                                           ------------

                                  CENUCO, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


Delaware                            033-25900                75-2228820
--------                            ---------                ----------
(State or Other Jurisdiction        Commission File          IRS Employer
of Incorporation)                   Number)                  Identification No.)


          2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                  609-219-0930
                                  ------------
              (Registrant's Telephone Number, including Area Code)



          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                   BACKGROUND

On May 20, 2005, Hermes Holding Company, Inc., a newly formed wholly owned subsidiary of Cenuco, Inc. merged (the "Merger") with Hermes Acquisition Company I LLC (HACI). The Merger was completed through the issuance of 2,553.7 shares of Cenuco's Series A Junior Participating Preferred Stock (representing 65% of the outstanding voting power of Cenuco capital stock) in exchange for all the outstanding membership units of HACI. As a consequence of the Merger, HACI, together with its wholly owned subsidiaries Lander Co., Inc., a Delaware corporation ("Lander US"), Hermes Real Estate I LLC, a New York limited liability company ("HREI"), and Lander Co. Canada Limited, an Ontario corporation ("Lander Canada" and together with Lander US and HREI, "Lander") became wholly owned subsidiaries of Cenuco.

Following the Merger, the Company's business consists of the Health and Beauty Care ("HBC") Division and the Wireless Application Development ("WAD") Division. The HBC Division is doing business as Lander Co., Inc. ("Lander"). Lander's principal business activity is the manufacture and distribution of health, beauty and oral-care products, primarily throughout the United States and Canada. The WAD Division is doing business as Cenuco, Inc. and has primary focus on wireless application development.

For financial reporting purposes, the Merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco by HACI. Consistent with the accounting and presentation for reverse acquisitions, the historical financial statements of Cenuco prior to the date of the Merger reflect the financial position and results of operations of HACI and its wholly owned subsidiaries, with the results of operations of Cenuco being included commencing on May 20, 2005. Effective with the completion of the Merger, Cenuco changed its fiscal year end to be the last day of February, consistent with HACI's fiscal year end.

The purpose of this "amended" filing is to provide the historical financial statements of HACI and it's predecessor entities for the three year period ended February 28, 2005 as required by Section 9.01 of SEC Form 8-K (current report), dated May 20, 2005 and filed on May 26, 2005.

This amended filing provides a complete set of financial statements required by
Section 9.01 of SEC Form 8-K and supplements or amends the previous amended filing on December 6, 2005 which included only the combined financial statements of the HACI and HREI as of and for the year ended February 28, 2005 and as of February 29, 2004 and for the period from April 25, 2003 to February 29, 2004.

This report includes the financial statements previously filed on December 6, 2005 (noted above), and in addition, the consolidated financial statements of Lander Holding, Inc. and subsidiaries (the predecessor entity) as of May 31, 2003 and for the period from March 1 to May 31, 2003 and as of and for the year ended February 28, 2003. Also included is the unaudited Pro Forma Statement of Operations of Cenuco for the year ended February 28, 2005 as though the Merger occurred at the beginning of that period.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

Attached, as F-1 through F-64, are the historical audited Financial Statements of the Business Acquired as required by Item 9.01(a) of Form 8-K/A filed on May 26, 2005.

(b) Pro Forma Financial Information

Attached, as F-65 through F-68, is the Pro Forma Financial Statement as required by Item 9.01(b) of Form 8-K/A filed on May 26, 2005.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2005                        CENUCO, INC.

                                    By: /s/  Joseph A. Falsetti
                                        ----------------------------
                                             Joseph A. Falsetti
                                             President and Chief
                                             Executive Officer



                                   ATTACHMENTS

F-1 through F-19. Audited Consolidated Financial Statements of Lander Holdings, Inc. and Subsidiaries for the year ended February 28, 2003.

F-20 through F-38. Audited Consolidated Financial Statements of Lander Holdings, Inc. for the period from March 1 to May 31, 2003.

F-39 through F-64. Audited Combined Financial Statements of Hermes Acquisition Company I LLC and Subsidiaries (HACI) and Hermes Real Estate I LLC (HREI) as of February 28, 2005 and February 29, 2004 and for the year ended February 28, 2005 and for the period from April 25, 2003 to February 29, 2004.

F-65 through F-68. Pro forma Statement of Operations for the year ended February 28, 2005 for HACI and HREI combined with the Statement of Operations for the year ended March 31, 2005 for Cenuco, Inc.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                      FOR THE YEAR ENDED FEBRUARY 28, 2003.



                                TABLE OF CONTENTS



Report of Independent Auditors .....................................         F-2


Consolidated Balance Sheet .........................................         F-3


Consolidated Statement of Operations and Comprehensive Loss ........         F-4


Consolidated Statement of Shareholders' Deficit ....................         F-5


Consolidated Statement of Cash Flows ...............................         F-6


Notes to the Consolidated Financial Statements .....................    F-7 - 19

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Lander Holdings, Inc.:


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive loss, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Lander Holdings, Inc. at February 28, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


As described in Note 2, effective March 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."


/s/ PricewaterhouseCoopers, LLP


Grand Rapids, Michigan
June 2, 2003, except for
Notes 11 and 13, for which
the date is June 23, 2003

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF FEBRUARY 28, 2003

ASSETS

Current Assets:
   Cash and cash equivalents ....................................  $    148,953
   Accounts receivable, net of allowance for doubtful
     accounts of $1,162,000 .....................................     8,302,968
   Inventories ..................................................     8,583,216
   Other receivables ............................................       156,513
   Income taxes receivable ......................................       143,889
   Deferred income taxes ........................................       120,960
   Prepaid expenses and other ...................................       778,034
   Advances to affiliates .......................................       215,154
                                                                   ------------
      TOTAL CURRENT ASSETS ......................................    18,449,687

Property, plant and equipment, net ..............................     6,375,949

Assets held for sale ............................................     4,386,969

Other assets ....................................................        80,964
                                                                   ------------
      TOTAL ASSETS ..............................................  $ 29,293,569
                                                                   ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
   Notes payable ................................................  $ 14,051,895
   Current portion of long-term debt ............................    30,004,187
   Accounts payable and accrued expenses ........................     9,307,378
                                                                   ------------
      TOTAL CURRENT LIABILITIES .................................    53,363,460

Long-term debt ..................................................        13,472

Deferred income taxes ...........................................       427,056
                                                                   ------------
      TOTAL LIABILITIES .........................................    53,803,988
                                                                   ------------

Commitments and contingencies ...................................             -

Shareholders' Deficit:
   Common stock - $.01 par value; 2,000,000 shares authorized,
     issued and outstanding at February 28, 2003 ................        20,000
   Additional paid-in capital ...................................    17,667,664
   Accumulated deficit ..........................................   (40,857,727)
   Accumulated other comprehensive loss:
      Minimum pension liability adjustment ......................      (422,371)
      Cumulative translation adjustments ........................      (917,985)
                                                                   ------------
      SHAREHOLDERS' DEFICIT .....................................   (24,510,419)
                                                                   ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT ...............  $ 29,293,569
                                                                   ============

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                 PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                      FOR THE YEAR ENDED FEBRUARY 28, 2003


Net sales ..................................................       $ 73,018,651

Cost of sales ..............................................         62,970,309
                                                                   ------------
     GROSS PROFIT ..........................................         10,048,342

Selling, general and administrative expenses ...............         13,203,218

Management fees ............................................            480,000

Impairment of long-lived assets ............................          3,249,436

                                                                   ------------
     OPERATING LOSS ........................................         (6,884,312)

Interest expense, net ......................................         (2,086,677)

Other income, net ..........................................            846,133
                                                                   ------------
LOSS BEFORE INCOME TAXES ...................................         (8,124,856)

Income tax provision .......................................            140,220
                                                                   ------------
     NET LOSS ..............................................         (8,265,076)
                                                                   ------------
Other comprehensive loss, net of tax:

     Minimum pension liability adjustment ..................            (41,141)

     Foreign currency translation adjustments ..............            273,767
                                                                   ------------
Other comprehensive loss ...................................            232,626
                                                                   ------------
     COMPREHENSIVE LOSS ....................................       $ (8,032,450)
                                                                   ============

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                 PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                                        LANDER HOLDINGS, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                         FOR THE YEAR ENDED FEBRUARY 28, 2003

                                                                              ACCUMULATED OTHER
                                                                             COMPREHENSIVE LOSS
                                                                          -------------------------
                                                                                           MINIMUM
                                          ADDITIONAL                      CUMULATIVE       PENSION
                               COMMON       PAID-IN      ACCUMULATED      TRANSLATION     LIABILITY        TOTAL
                                STOCK       CAPITAL        DEFICIT        ADJUSTMENTS     ADJUSTMENT      DEFICIT
                               -------    -----------    ------------     -----------     ----------    ------------
BALANCE AT FEBRUARY 28, 2002   $20,000    $17,667,664    $(32,592,651)    $(1,191,752)    $(381,230)    $(16,477,969)

Net loss ...................         -              -      (8,265,076)              -             -       (8,265,076)

Foreign currency
translation adjustment .....         -              -               -         273,767             -          273,767

Minimum pension
liability adjustment .......         -              -               -               -       (41,141)         (41,141)
                               -------    -----------    ------------     -----------     ---------     ------------
BALANCE AT FEBRUARY 28, 2003   $20,000    $17,667,664    $(40,857,727)    $  (917,985)    $(422,371)    $(24,510,419)
                               =======    ===========    ============     ===========     =========     ============

                                        THE ACCOMPANYING NOTES ARE AN INTEGRAL
                                    PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                                                          F-5

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED FEBRUARY 28, 2003

Cash flows from operating activities:
   Net loss ...................................................     $(8,265,076)
   Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization ...........................       2,035,744
      Loss on sale of equipment ...............................          30,319
      Impairment of long-lived assets .........................       3,249,436
      Deferred income taxes ...................................          82,945
      Provision for bad debts .................................        (248,619)
      Changes in operating assets and liabilities:
         Accounts receivable ..................................        (691,740)
         Inventories ..........................................       2,625,273
         Other receivables and and prepaid expenses ...........          88,089
         Advances to affiliates ...............................        (222,138)
         Income taxes receivable ..............................         (17,070)
         Other assets .........................................         367,990
         Accounts payable and accrued expenses ................      (1,171,314)
                                                                    -----------
            NET CASH USED IN OPERATING ACTIVITIES .............      (2,136,161)
                                                                    -----------

            NET CASH USED IN INVESTING ACTIVITIES;
            PURCHASE OF PROPERTY, PLANT AND EQUIPMENT .........        (744,202)
                                                                    -----------

Cash flows from financing activities:
   Net borrowings under lines of credit .......................       2,507,339
   Repayments of long term debt ...............................         (75,331)
                                                                    -----------

            NET CASH PROVIDED BY FINANCING ACTIVITIES .........       2,432,008
                                                                    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS .....................        (448,355)
Cash and cash equivalents at beginning of year ................         597,308
                                                                    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR ......................     $   148,953
                                                                    ===========

Supplemental disclosures of cash flow information:
     Cash paid during the period for -
        Interest ..............................................     $ 2,339,535
                                                                    -----------

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                 PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 2003

1.    DESCRIPTION OF BUSINESS

      Lander Holdings, Inc. and Subsidiaries ("the Company") consists of Lander Holdings, Inc. ("Holdings") and its wholly owned subsidiaries Lander Co., Inc. ("Lander"), Lander Co. Canada Limited ("Canada"), and Premier Consumer Products, Inc. ("Premier"). Holdings is a wholly-owned subsidiary of Scott Chemical Co., Inc. ("Scott").

      The Company's principal business activity is the manufacture and distribution of health, beauty and oral care products, primarily throughout the United States and Canada.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

      CASH EQUIVALENTS

      Cash equivalents are highly liquid investments purchased with original maturities of three months or less.

      FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying amount reported in the accompanying balance sheet for accounts receivable approximates fair value due to the short-term nature of this account. The carrying amount for debt approximates fair value because the debt is subject to short-term variable interest rates that were reflective of market rates of interest.

      INVENTORIES

      Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Inventories consist of raw materials used to manufacture the Company's health, beauty and oral care products, as well as, finished goods that consist of the Company's product lines sold to its customers. The Company writes down inventory for estimated excess and discontinued products equal to the difference between cost and estimated market value based upon assumptions about future demand and market conditions. Excess and discontinued product inventory could arise due to numerous factors, including but not limited to, the competitive nature of the market and product demand by consumers. If market conditions are less favorable than those anticipated by management, additional write-downs may be required, including provisions to reduce inventory to net realizable value.

      PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are recorded at cost. Costs of major additions and improvements are capitalized; maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations as incurred. Upon sale or other disposition of property, the asset and accumulated depreciation accounts are reduced and the resulting gain or loss is reflected in the results of operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to forty years.

      IMPAIRMENT OF LONG-LIVED ASSETS

      Accounting for the impairment of long-lived assets, including property, plant and equipment, requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, the accounting principles require that such assets be reported at the lower of their carrying amount or fair value less costs to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, the Company estimates the assets' future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset.

      The Company accounts for the impairment of long-lived assets, including intangible assets, in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 became effective on January 1, 2002. The standard requires that long-lived assets classified as held for sale be presented separately in the consolidated balance sheet and eliminates the requirement to allocate goodwill to long-lived assets to be tested for impairment.

      Pursuant to SFAS 144, the Company conducted a review of its long-lived assets values and determined there to be impairments of recorded values for certain of its production equipment and facilities at its Binghamton, NY and Englewood, NJ operations. Accordingly, the Company recorded an impairment charge of $3.2 million to operations in the year ended February 28, 2003. The Company sold most of its long-lived assets in June 2003 as part of a transaction in which the equipment and facilities were sold. The related proceeds from that sale were considered in the determination of the amount of the impairment recorded in 2003.

      GOODWILL

      In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under the statement, goodwill will no longer be amortized; however, it must be tested for impairment at least annually. Amortization will continue to be recorded for other intangible assets with determinable lives. The statement was adopted by the Company effective March 1, 2002. There was no impact during fiscal 2003 as a result of the adoption of this statement as goodwill was impaired and written off during fiscal 2002.

      REVENUE RECOGNITION

      Revenue from product sales is recognized when the related goods are shipped, all significant obligations of the Company have been satisfied, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, and collection is reasonably assured. The Company records reductions to revenue for estimated returns based on historical experience. If future returns are less than historical experience, reduction in estimated reserves would increase revenue. Alternatively, should returns exceed historical experience, additional allowances would be required, which would reduce revenue.

      Amounts billed to customers related to shipping and handling are classified revenues. The cost of shipping products to the customer is recognized at the time the products are shipped and is included in cost of sales.

      INCOME TAXES

      The Company's operations are included in the consolidated federal income tax return of Scott's parent company ("Parent"). For financial statement purposes, each entity within the Company records a federal income tax provision or benefit as if it filed independently. Provisions for state and local income taxes are also recorded on a stand-alone basis. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities.

      STOCK-BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

      In July 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transactions and Disclosure", an amendment of FASB Statement No. 123. This statement provides three alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has provided the required disclosures in its notes to the financial statements for the year ending February 28, 2003.

      The Company has a formal, non-qualified stock option plan that reserves a total of 300,000 shares of common stock for the issuance of stock options to key employees. Option grants are for the purchase of shares of the Company's common stock at exercise prices determined by the Company's Compensation Committee. Generally, options granted to employees vest over a five-year period and expire ten years after the date of grant. Unvested options are forfeited upon termination of employment. The Company determines the fair value of stock options by reference to the most recent independent valuation of the Company.

      The following summarizes stock option activity:
                                                                Weighted
                                                                Average
                                                                Exercise
                                                  Shares         Price
                                                ---------       --------
Outstanding at March 1, 2002 ............         238,000       $   6.16
   Granted ..............................               0           0.00
   Exercised ............................              (0)         (0.00)
   Forfeited ............................         133,000          (6.16)
                                                ---------       --------

Outstanding at February 28, 2003.........         105,000       $   5.54
                                                =========       ========

Options exercisable at end of period ....          58,000       $   5.54
                                                =========       ========
Weighted-average fair value of options
      granted during the period .........                       $   0.00

      The following table summarizes stock options outstanding at February 28, 2003:

                      Options Outstanding               Options Exercisable
            --------------------------------------    --------------------------
                            Weighted
              Number         Average      Weighted      Number       Weighted
            Outstanding    Remaining      Average     Exercisable    Average
Exercise    at February    Contractual    Exercise    at February    Exercise
 Price       28, 2003         Life          Price      28, 2003        Price
--------    -----------    -----------    --------    -----------    ---------
 $ 5.70        55,000           7.0        $ 5.70        33,000        $ 5.70
 $10.45        25,000           7.0        $10.45        15,000        $10.45
 $ 5.30        25,000           8.0        $ 5.30        10,000        $ 5.30
            -----------                               -----------
              105,000                                    58,000
            ===========                               ===========

      The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." For purposes of the pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the Company's stock options been recognized based on the fair value at the grant date for awards during 2001 and 2000 consistent with the provisions of SFAS No. 123, the Company's net loss would not have changed, as the difference between fair value and intrinsic value of the options was determined to be $0.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2001: dividend yield of 0%; risk-free interest rate of 6.2%; and expected life of approximately 10 years. Volatility factors are not applicable to non-public companies for options granted to employees.

      FOREIGN CURRENCY TRANSLATION:

      In accordance with SFAS No. 52, "Foreign Currency Translation," the financial statements are measured using local currency as the functional currency. Assets and liabilities of Canada have been translated at year-end exchange rates. Revenues and expenses have been translated at average exchange rates for the specific period. Net translation gains and losses are adjusted directly to a separate component of shareholders' equity until there is a sale or liquidation of the underlying foreign investment.

      Foreign currency gains and losses resulting from transactions are included in the statement of consolidated operations and comprehensive loss.

      USE OF ESTIMATES

      The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts of assets, liabilities, revenues and expenses and related disclosures. On an on-going basis, the Company evaluates the estimates and may adjust them based upon the latest information available. These estimates generally include those related to product returns, bad debts, inventory reserves for excess and discontinued products, income taxes and contingencies. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

      COMPREHENSIVE INCOME (LOSS)

      The Company records other comprehensive income and losses in accordance with SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 established standards for the reporting and presentation of comprehensive income and its components. The statement defines comprehensive income
      (loss) as all changes in equity during a period except those resulting from investments by owners and distributions to owners.

      SEGMENTS OF BUSINESS

      The Company maintains that only one line of business existed for the year end February 28, 2003 and therefore is compliant with SFAS No. 131.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement did not have an impact on the Company's financial statements.

3.    CONCENTRATION OF CREDIT RISK

      The Company provides credit to its customers in the normal course of business and does not require collateral. To reduce credit risk, the Company performs ongoing credit evaluations of its customers.

      Accounts receivable from ten (10) customers totaled approximately fifty-six percent (56%) or $5,267,000 as of February 28, 2003.

      Sales to ten (10) customers totaled approximately forty-eight percent (48%) or $35,134,000 for the year ending February 28, 2003.

4.    INVENTORIES

      Inventories at February 28, 2003 consist of the following:

      Raw materials ................................          $ 4,004,915
      Finished goods ...............................            5,270,271
                                                              -----------
                                                                9,275,186
      Obsolescence reserves ........................             (691,970)
                                                              -----------
                                                              $ 8,583,216
                                                              ===========

5.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment at February 28, 2003 consisted of the following:

      Land ..............................................      $   198,500
      Buildings and improvements ........................        6,204,352
      Machinery and equipment ...........................       13,333,689
      Dies and molds ....................................        1,948,845
      Construction in progress ..........................           24,323
                                                               -----------
                                                                21,709,709
      Less: accumulated depreciation and
            amortization and impairment loss ............       15,333,760
                                                               -----------
                                                               $ 6,375,949
                                                               ===========

      Property, plant and equipment includes assets acquired under capital leases in the aggregate amount of approximately $1,127,000 with accumulated depreciation of approximately $977,000 at February 28, 2003.

      Depreciation for the year ending February 28, 2003 was $2,035,744.

      Refer to Note 2 for discussion of the Company's review for impairment of its property, plant and equipment.

6.    ASSETS HELD FOR SALE

      Pursuant to SFAS No.144, the property, plant and equipment at the facility in Camarillo, CA, which was closed in December 2002, has been reclassified as assets held for sale at February 28, 2003. These assets consist of the following:

      Land ..............................................       $  166,497
      Buildings and improvements ........................        1,818,587
      Machinery and equipment ...........................        5,448,383
      Dies and molds ....................................            4,819
                                                                ----------
                                                                 7,438,286
      Less: accumulated depreciation and
            amortization ................................        3,051,317
                                                                ----------
                                                                $4,386,969
                                                                ==========

      The Company has discontinued the recording of depreciation expense on these assets and is in the process of marketing them to an outside party.

      Refer to Note 2 for discussion of the Company's review for impairment of its property, plant and equipment.

7.    NOTES PAYABLE

      The Company has available a discretionary line of credit with a bank totaling $10,000,000 at February 28, 2003. This line expires in March 2004 and certain common stock holdings of an affiliate collateralize the discretionary line of credit.

      In May 1997, the Company obtained $6,500,000 in financing through the Industrial Development Authority of the City of Camarillo, CA. This note is collateralized by certain assets of the Camarillo facility, certain common stock holdings of an affiliate and payment is guaranteed by the Parent.

      Canada has a line of credit with a bank, which allows Canada to borrow up to $1,300,000 Canadian dollars (equivalent to approximately $874,000 at February 28, 2003). The borrowings are payable upon demand and bear interest at the bank's prime rate plus 0.5%, or 5.00% at February 28, 2003. The line of credit is collateralized by Canada's accounts receivable, inventories, and machinery and equipment. There was approximately $352,000 outstanding on the line at February 28, 2003. The line of credit agreement contains restrictive covenants, which include provisions for the maintenance of minimum net worth, minimum working capital, and a debt service ratio. As of February 28, 2003, the Company was in compliance with all restrictive covenants. In addition, Canada's agreement contains covenants which prohibit it from declaring or paying cash dividends or incurring or assuming additional indebtedness other than that provided for in the agreement.

      Borrowings under lines of credit with a bank
        aggregating $ 10,000,000, interest payable monthly:
          at 0.65% over 14 day LIBOR rate
          (1.98% at February 28, 2003) ......................  $ 4,500,000
          at 0.65% over 30 day LIBOR rate
          (1.99 % at February 28, 2003) .....................    2,700,000

      Borrowings under a demand note with a bank interest
        payable monthly at LIBOR (2.69% at February 28, 2003)    6,500,000

      Borrowings under a demand note with a bank interest
        payable monthly at 0.5% over prime (5.00% at
        February 28, 2003) ..................................      351,895
                                                               -----------
                                                               $14,051,895
                                                               ===========

8.    LONG TERM DEBT

      In June 1998, the Company obtained long-term financing totaling $30,000,000 for five years from a financial institution, collateralized by certain common stock holdings of an affiliate. In July 2002, the Company paid $600,000 to convert the interest rate from a fixed rate (6.50%) to a variable floating weekly LIBOR plus 0.50% (1.84% at February 28, 2003). The note matures in July 2003 and contains no restrictive covenants.

      Long-term debt consists of the following at February 28:

      Note payable to financial institution, collateralized
      by certain assets of an affiliate, interest payable
      semi-annually (7 day LIBOR plus 0.50% [1.84%] at
      February 28, 2003.) ...................................  $30,000,000

      Capital leases ........................................       17,659
                                                               -----------
                                                                30,017,659

      Less current portion ..................................   30,004,187
                                                               -----------
                                                               $    13,472
                                                               ===========

      The aggregate maturities of long-term debt subsequent to February 28, 2003 are as follows:

      2004                $30,004,187
      2005                      4,548
      2006                      4,939
      2007                      3,985
                          -----------
                          $30,017,659
                          ===========

9.    INCOME TAXES

      The Company is included in the consolidated Federal income tax return of the Parent. Under a tax sharing agreement, each entity within the Group is liable to make payment to the Parent for its share of the tax liability as if it filed independently. The agreement also provides that each company can carry its own losses back two years and forward twenty years to offset its stand-alone income.

      Deferred income taxes are computed using the liability method and reflect the effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to estimated realizable amounts. The provision for income taxes reflects the taxes to be paid for the period and the change during the period in the deferred tax assets and liabilities.

      Significant components of the Company's deferred tax assets and liabilities are as follows:

      DEFERRED TAX ASSETS:
      Inventory .........................................     $   335,242
      Accounts receivable ...............................         399,479
      Accrued expenses ..................................       1,145,002
      Fixed assets ......................................          15,850
      Intangibles .......................................         394,915
      State net operating loss carryforward .............         959,634
      Federal net operating loss carryforward ...........       5,682,503
                                                              -----------
            Total deferred tax assets ...................       8,932,625
                                                              -----------
      DEFERRED TAX LIABILITIES:
      Pension ...........................................        (164,232)
      Other assets ......................................        (320,241)
                                                              -----------
            Total deferred tax liabilities ..............        (484,473)
                                                              -----------
      Valuation allowance ...............................      (8,754,248)
      Net deferred tax liability ........................     $  (306,096)
                                                              ===========

      At February 28, 2003, the Company has $16,713,244 of net operating loss carryforwards remaining to offset future taxable income that begin to expire in 2011. Valuation allowance for the year ended February 28, 2003 has been established for certain federal and state net operating loss carryforwards and other potential tax benefits which are not expected to be realized. The valuation allowance increased by $3,167,799 in 2003, primarily due to an increase in the Company's cumulative net loss carryforward and the effects of the impairment of its long-lived assets on deferred tax liabilities.

      Deferred income taxes included in the balance sheet are as follows:

      Deferred tax assets, current .......................        $120,960

      Deferred tax assets, noncurrent ....................        $      -

      Deferred tax liability, noncurrent .................        $427,056


                                         US            Canada          Total
                                         --            ------          -----
      Pre-tax income (US$)          $(8,356,092)      $231,236      $(8,124,856)

      Income tax expense (benefit) for the year ended February 28, 2003 consists of the following:

      State income taxes:

           Current .................       2,500
           Deferred ................           -
                                        --------
                                           2,500
                                        --------

      Foreign income taxes:
           Current .................      54,775
           Deferred ................      82,945
                                        --------
                                         137,720
                                        --------
                Total ..............    $140,220
                                        ========

      The differences between the income tax expense (benefit) reflected in the statement of operations and that computed by applying the Federal income tax statutory rates are as follows:

                                                          Amount       Rate
                                                          ------       ----
      Benefit computed at U.S. federal
            statutory income tax rate ................  $(2,763,042)  -34.0%
      Permanent items ................................        1,044     0.0%
      State income tax benefit, net of federal benefit (287,798) -3.5% Earnings of foreign subsidiary taxed
            at different rates .......................       11,878     0.1%
      Change in Canadian exchange rate ...............       10,339     0.1%
      Change in valuation allowance ..................    3,167,799    39.0%
                                                        -----------   ------

      Effective tax ..................................  $   140,220     1.7%
                                                        ===========   ======

10.   PENSION AND 401(K) PLANS

      Pension Plans:
      --------------

      Substantially all of the Company's eligible employees participate in defined benefit pension plans (the "Plans").

      The Plans' funded status and amounts recognized in the Company's consolidated balance sheet as of February 28, 2003 are as follows:

                                           Lander        Canada         Total
                                           ------        ------         -----

      PLAN ASSETS AT FAIR VALUE ....... $ 1,328,134   $ 1,846,971   $ 3,175,105
                                        -----------   -----------   -----------
      Accumulated benefit obligation ..   1,507,809     1,899,692     3,407,501

      Projected future salary increases           -       271,320       271,320
                                        -----------   -----------   -----------
      PROJECTED BENEFIT OBLIGATION .... $ 1,507,809   $ 2,171,012   $ 3,678,821
                                        ===========   ===========   ===========

      Projected benefit obligation
           in excess of plan assets ...    (179,675)     (324,041)     (503,716)

      Unrecognized prior service cost .           -        54,470        54,470
      Unrecognized net loss ...........     598,904       174,173       773,077
                                        -----------   -----------   -----------
      PREPAID(ACCRUED) PENSION COSTS .. $   419,229   $   (95,398)  $   323,831
                                        ===========   ===========   ===========

      Net periodic pension costs for the year ended February 28, 2003 are as follows:

                                           Lander        Canada         Total
                                           ------        ------         -----

      Service cost ...................    $  56,588     $ 103,470     $ 160,058
      Interest cost on projected
            benefit obligations ......       87,185       156,360       243,545
      Expected return on plan assets .     (102,399)     (139,890)     (242,289)
      Net amortization and deferrals .       42,483         4,227        46,710
                                          ---------     ---------     ---------

                                          $  83,857     $ 124,167     $ 208,024
                                          =========     =========     =========

      Reconciliation of Benefit Obligation
                                                     Lander         Canada           Total
                                                     ------         ------           -----
Benefit obligation at March 1, 2002 ..........    $ 1,216,152     $ 2,300,831     $ 3,516,983

Service cost .................................         56,588         103,470         160,058

Interest cost ................................         87,185         156,360         243,545

Actuarial (gain) / loss ......................        198,424        (410,172)       (211,748)

Benefits (paid) recovery .....................        (50,540)         20,523         (30,017)
                                                  -----------     -----------     -----------

Benefit obligation at February 28, 2003 ......    $ 1,507,809     $ 2,171,012     $ 3,678,821
                                                  ===========     ===========     ===========

      Reconciliation of Plan Assets

Fair value of plan assets at March 1, 2002 ...    $ 1,183,911     $ 2,197,363     $ 3,381,274

Actual return of plan assets .................         67,524        (546,794)       (479,270)

Employer contributions .......................        127,239         122,134         249,373

Plan participant contributions ...............              -          53,745          53,745

Benefits (paid) recovery .....................        (50,540)         20,523         (30,017)
                                                  -----------     -----------     -----------

Fair value of plan assets at February 28, 2003    $ 1,328,134     $ 1,846,971     $ 3,175,105
                                                  ===========     ===========     ===========

      The following assumptions were used to determine return on plan assets and the projected benefit obligation:

                                               Lander      Canada
                                               ------      ------

      Discount rate .......................     6.50%       6.50%
      Expected long-term rate of return
         on plan assets ...................     8.50%       7.00%
      Salary increases ....................     0.00%       5.00%

401k plan:
----------

      Lander maintains a salary reduction plan under Section 401(k) of the Internal Revenue Code for all of its employees not covered by a collective bargaining agreement. The plan is funded by participants through employee contributions and by Lander contributions, as defined by the Plan. Lander contributions charged to operations for the year ended February 28, 2003 amounted to approximately $184,000.

11.   COMMITMENTS AND CONTINGENCIES

      The Company has entered into various noncancelable operating leases for manufacturing and office facilities. As outlined in the agreement to sell the Company's business (See Note 14), the buyer has agreed to assume all of the operating leases. Future minimum lease payments for the period from March 1, 2003 through the date of the sale were $452,000.

      The facility leases are subject to escalation for the Company's proportionate share of increases in real estate taxes, labor and utility costs. Rent expense charged to operations for the year ended February 28, 2003 was approximately $2,054,000.

      The Company is subject to certain claims in the normal course of business. Management believes, after consulting with counsel, that the ultimate liability resulting from matters currently in litigation will not materially affect the consolidated results of operations or financial position of the Company.

12.   RELATED PARTY TRANSACTIONS

      The following summarizes transactions and outstanding balances as of and for the year ended February 28, 2003 between the Company and related parties:

      Net advances of $215,154 to affiliates - This comprises net advances to Scott.

      Management fees of $480,000 - The Parent charges the Company $480,000 per annum for professional services including, but not limited to, preparation of federal and state income tax returns, tax consulting, arranging financing with financial institutions, assistance with environmental and regulatory authority matters and assistance with employee benefit matters.

13.   SUBSEQUENT EVENT

      On June 13, 2003, the Company sold substantially all of the assets of Lander, with the exception of Lander's Camarillo, CA manufacturing facility, and all of its shares of common stock of Canada. As the proceeds of the sale were used in the determination of asset impairment in 2003, the gain or loss from the sale should be insignificant. Subsequent to the sale, there are no continuing operations.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                  FOR THE PERIOD FROM MARCH 1 TO MAY 31, 2003.



                                TABLE OF CONTENTS



Independent Auditors' Report .............................................  F-21


Consolidated Balance Sheet ...............................................  F-22


Consolidated Statement of Operations .....................................  F-23


Consolidated Statement of Shareholders' Deficit and Comprehensive Loss ...  F-24


Consolidated Statement of Cash Flows .....................................  F-25


Notes to the Consolidated Financial Statements ...........................  F-26

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders of
Lander Holdings, Inc.
Plymouth Meeting, PA


We have audited the accompanying consolidated balance sheet of Lander Holdings, Inc. and subsidiaries (the "Company") as of May 31, 2003 and the related consolidated statements of operations, shareholders' deficit and comprehensive loss, and cash flows for the period from March 1, 2003 to May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lander Holdings, Inc. and subsidiaries at May 31, 2003, and the results of their operations and their cash flows for the period from March 1, 2003 to May 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP


Woodbridge, New Jersey
December 16, 2005

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               AS OF MAY 31, 2003

ASSETS

Current Assets:
   Cash and cash equivalents ....................................  $    217,332
   Accounts receivable, net of allowance for doubtful
      accounts of $1,552,701 ....................................     6,607,120
   Inventories ..................................................     9,431,706
   Income taxes receivable ......................................       156,158
   Deferred income taxes ........................................       131,274
   Prepaid expenses and other ...................................     1,267,260
   Advances to affiliates .......................................       209,816
                                                                   ------------
      TOTAL CURRENT ASSETS ......................................    18,020,666

Property, plant and equipment, net ..............................     6,247,769

Assets held for sale ............................................     4,386,969

Other assets ....................................................        79,403
                                                                   ------------
      TOTAL ASSETS ..............................................  $ 28,734,807
                                                                   ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
   Notes payable ................................................  $ 14,808,559
   Current portion of long-term debt ............................    30,004,646
   Accounts payable .............................................     4,819,775
   Accrued expenses .............................................     4,193,608
                                                                   ------------
      TOTAL CURRENT LIABILITIES .................................    53,826,588

Long-term debt, less current portion ............................        13,416

Deferred income taxes ...........................................       463,470
                                                                   ------------
      TOTAL LIABILITIES .........................................    54,303,474
                                                                   ------------

Commitments and contingencies ...................................             -

Shareholders' Deficit:
   Common stock  - $.01 par value; 2,000,000 shares authorized,
      issued and outstanding at May 31, 2003 ....................        20,000
   Additional paid-in capital ...................................    17,667,664
   Accumulated deficit ..........................................   (41,943,965)
   Accumulated other comprehensive loss:
      Minimum pension liability adjustment ......................      (729,065)
      Cumulative translation adjustments ........................      (583,301)
                                                                   ------------
      SHAREHOLDERS' DEFICIT .....................................   (25,568,667)
                                                                   ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT ...............  $ 28,734,807
                                                                   ============

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                 PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE PERIOD FROM MARCH 1 TO May 31, 2003


Net sales ..................................................       $ 16,902,658

Cost of sales ..............................................         14,257,225
                                                                   ------------

    GROSS PROFIT ...........................................          2,645,433

Selling, general and administrative expenses ...............          3,174,573

Management fees ............................................            120,000
                                                                   ------------

    OPERATING LOSS .........................................           (649,140)

Interest expense, net ......................................           (217,445)

Other expense, net .........................................           (182,012)
                                                                   ------------

LOSS BEFORE INCOME TAXES ...................................         (1,048,597)

Income tax provision .......................................             37,641
                                                                   ------------

    NET LOSS ...............................................         (1,086,238)
                                                                   ============

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                 PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                                        LANDER HOLDINGS, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                                AND COMPREHENSIVE LOSS
                                      FOR THE PERIOD FROM MARCH 1 TO MAY 31, 2003

                                                                              ACCUMULATED OTHER
                                                                             COMPREHENSIVE LOSS
                                                                          -------------------------
                                                                           MINIMUM
                                           ADDITIONAL                      PENSION      CUMULATIVE
                               COMMON       PAID-IN      ACCUMULATED      LIABILITY     TRANSLATION        TOTAL
                                STOCK       CAPITAL        DEFICIT        ADJUSTMENT    ADJUSTMENTS       DEFICIT
                               -------    -----------    ------------     ----------    -----------     ------------
BALANCE AT FEBRUARY 28, 2003   $20,000    $17,667,664    $(40,857,727)    $(422,371)     $(917,985)     $(24,510,419)

COMPREHENSIVE LOSS:

Net loss ...................         -              -      (1,086,238)            -              -        (1,086,238)

Foreign currency
translation adjustment .....         -              -               -             -        334,684           334,684

Minimum pension
liability adjustment .......         -              -               -      (306,694)             -          (306,694)
                                                                                                        ------------
Comprehensive loss .........         -              -               -             -              -        (1,058,248)
                                                                                                        ------------

                               -------    -----------    ------------     ---------      ---------      ------------
BALANCE AT MAY 31, 2003 ....   $20,000    $17,667,664    $(41,943,965)    $(729,065)     $(583,301)     $(25,568,667)
                               =======    ===========    ============     =========      =========      ============

                                        THE ACCOMPANYING NOTES ARE AN INTEGRAL
                                    PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                                                         F-24

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE PERIOD FROM MARCH 1 TO MAY 31, 2003

Cash flows from operating activities:
   Net loss .....................................................   $(1,086,238)
   Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization .............................       316,130
      Provision for bad debts ...................................       277,829
      Loss on sale of equipment .................................        72,678
      Impairment of long-lived assets ...........................        74,034
      Changes in operating assets and liabilities:
         Accounts receivable ....................................     1,612,458
         Inventories ............................................      (587,013)
         Other receivables and and prepaid expenses .............      (328,939)
         Advances to affiliates .................................       (15,382)
         Other assets ...........................................         3,942
         Accounts payable and accrued expenses ..................      (821,716)
                                                                    -----------

            NET CASH USED IN OPERATING ACTIVITIES ...............      (482,217)
                                                                    -----------

            NET CASH USED IN INVESTING ACTIVITIES; PURCHASE OF
              PROPERTY, PLANT AND EQUIPMENT .....................      (192,675)
                                                                    -----------

Cash flows from financing activities:
   Net borrowings under lines of credit .........................       744,320
   Repayments of long term debt .................................        (1,049)
                                                                    -----------

            NET CASH PROVIDED BY FINANCING ACTIVITIES ...........       743,271
                                                                    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS .......................        68,379

Cash and cash equivalents at beginning of period ................       148,953
                                                                    -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ......................   $   217,332
                                                                    ===========

Supplemental disclosures of cash flow information:
   Cash paid during the period for -
      Interest ..................................................   $    78,316
                                                                    -----------

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                 PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                     LANDER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2003

1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      Lander Holdings, Inc. and Subsidiaries ("the Company") consists of Lander Holdings, Inc. ("Holdings") and its wholly owned subsidiaries Lander Co., Inc. ("Lander"), Lander Co. Canada Limited ("Canada"), and Premier Consumer Products, Inc. ("Premier"). Holdings is a wholly-owned subsidiary of Scott Chemical Co., Inc. ("Scott").

      The Company's principal business activity is the manufacture and distribution of health, beauty and oral care products, primarily throughout the United States and Canada (the "Lander Business").

      On June 13, 2003, the Company sold to an independent third party substantially all of the assets of Lander only (with the exception of Lander's Camarillo, CA manufacturing facility) and all of its shares of common stock of Lander Canada. The sale was effective on May 31, 2003. The accompanying balance sheet reflects the financial position of the Company immediately prior to the effectiveness of the sale although certain asset carrying values were adjusted as of February 28, 2003 to reflect impairment based on the amount of proceeds received from the sale. Accordingly, the gain or loss realized upon reflecting the sale was not significant. Subsequent to the sale, there were no continuing operations.

      In January 2004, as further discussed in Note 6, the land, building and equipment of the Camarillo facility was disposed of for net proceeds of approximately $6,778,000.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

      CASH EQUIVALENTS

      Cash equivalents are highly liquid investments purchased with original maturities of three months or less.

      FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying amount reported in the accompanying balance sheet for accounts receivable and accounts payable approximates fair value due to the short-term nature of this account. The carrying amount for debt approximates fair value because the debt is subject to short-term variable interest rates that were reflective of market rates of interest.

      INVENTORIES

      Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Inventories consist of raw materials used to manufacture the Company's health, beauty and oral care products, as well as, finished goods that consist of the Company's product lines sold to its customers. The Company writes down inventory for estimated excess and discontinued products equal to the difference between cost and estimated market value based upon assumptions about future demand and market conditions. Excess and discontinued product inventory could arise due to numerous factors, including but not limited to, the competitive nature of the market and product demand by consumers. If market conditions are less favorable than those anticipated by management, additional write-downs may be required, including provisions to reduce inventory to net realizable value.

      PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are recorded at cost less accumulated depreciation and amortization. Costs of major additions and improvements are capitalized; maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations as incurred. Upon sale or other disposition of property, the asset and accumulated depreciation and amortization accounts are reduced and the resulting gain or loss is reflected in the results of operations. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets ranging from three to forty years.

      IMPAIRMENT OF LONG-LIVED ASSETS

      Accounting for the impairment of long-lived assets, including property, plant and equipment, requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, the accounting principles require that such assets be reported at the lower of their carrying amount or fair value less costs to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, the Company estimates the assets' future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset.

      The Company accounts for the impairment of long-lived assets, including intangible assets, in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 became effective on January 1, 2002. The new standard requires that long-lived assets classified as held for sale be presented separately in the consolidated balance sheet and eliminates the requirement to allocate goodwill to long-lived assets to be tested for impairment.

      Pursuant to SFAS 144, the Company conducted a review of its long-lived assets values and determined there to be impairments of recorded values for certain of its production equipment and facilities at its Binghamton, NY and Englewood, NJ operations. Accordingly, the Company recorded an impairment charge of approximately $74,000 to operations for the three-month period ended May 31, 2003. The Company sold most of its long-lived assets in June 2003 as part of a transaction in which the business was sold. The related proceeds from that sale were considered in the determination of the amount of the impairment recorded in the three-month period ended May 31, 2003.

      GOODWILL

      In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill will no longer be amortized; however, it must be tested for impairment at least annually. Amortization will continue to be recorded for other intangible assets with determinable lives. SFAS 142 has had no impact on the Company's financial statements since being adopted on March 1, 2002 as goodwill was fully written off during the fiscal year ended February 28, 2002.

      REVENUE RECOGNITION

      Revenue from product sales is recognized when the related goods are shipped, all significant obligations of the Company have been satisfied, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, and collection is reasonably assured. The Company records reductions to revenue for estimated returns based on historical experience. If future returns are less than historical experience, reduction in estimated reserves would increase revenue. Alternatively, should returns exceed historical experience, additional allowances would be required, which would reduce revenue.

      Amounts billed to customers related to shipping and handling are classified revenues. The cost of shipping products to the customer is recognized at the time the products are shipped and is included in cost of sales.

      INCOME TAXES

      The Company's operations are included in the consolidated federal income tax return of Scott's parent company ("Parent"). For financial statement purposes, each entity within the Company records a federal income tax provision or benefit as if it filed independently. Provisions for state and local income taxes are also recorded on a stand-alone basis. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities.

      STOCK-BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

      In July 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transactions and Disclosure", an amendment of FASB Statement No. 123. This statement provides three alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has provided the required disclosures in its notes to the consolidated financial statements for the three-month period ended May 31, 2003.

      The Company has a formal, non-qualified stock option plan that reserves a total of 300,000 shares of common stock for the issuance of stock options to key employees. Option grants are for the purchase of shares of the Company's common stock at exercise prices determined by the Company's Compensation Committee. Generally, options granted to employees vest over a five-year period and expire ten years after the date of grant. Unvested options are forfeited upon termination of employment. The Company sets the exercise price of options at an amount which approximates the fair market value of the stock at the time of granting the option, based on reference to the most recent independent valuation of the Company.

      The following summarizes stock option activity:
                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                                        Shares         Price
                                                      ---------       --------
      Outstanding at March 1, 2003 ............         105,000       $   6.74
         Granted ..............................               0           0.00
         Exercised ............................              (0)         (0.00)
         Forfeited ............................         (30,000)         (5.70)
                                                      ---------       --------

      Outstanding at May 31, 2003 .............          75,000       $   7.15
                                                      =========       ========

      Options exercisable at end of period ....          40,000       $   7.38
                                                      =========       ========
      Weighted-average fair value of options
            granted during the period .........                       $   0.00

      The following table summarizes stock options outstanding at May 31, 2003:

                      Options Outstanding               Options Exercisable
            --------------------------------------    --------------------------
                            Weighted
              Number         Average      Weighted      Number       Weighted
            Outstanding     Remaining     Average     Exercisable    Average
Exercise      at May       Contractual    Exercise      at May       Exercise
 Price       31, 2003         Life          Price      31, 2003        Price
--------    -----------    -----------    --------    -----------    ---------
 $ 5.70        25,000          6.75        $ 5.70        15,000        $ 5.70
 $10.45        25,000          6.75        $10.45        15,000        $10.45
 $ 5.30        25,000          7.75        $ 5.30        10,000        $ 5.30
            -----------                               -----------
               75,000                                    40,000
            ===========                               ===========

      The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." For purposes of the pro forma disclosure below, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the Company's stock options been recognized based on the fair value at the grant date for awards during 2001 and 2000 consistent with the provisions of SFAS No. 123, the Company's net loss would not have changed, as the difference between fair value and intrinsic value of the options was determined to be immaterial.

      The fair value of each option grant is estimated at the fair market value of the stock at the time of granting the option, based on reference to the most recent independent valuation of the Company.

      As a result of the sale of Lander and Canada businesses to Hermes Acquisition Company I on June 13, 2003, all options became vested, although such options ultimately expired unexercised.

      FOREIGN CURRENCY TRANSLATION:

      In accordance with SFAS No. 52, "Foreign Currency Translation," the financial statements are measured using local currency as the functional currency. Assets and liabilities of Canada have been translated at year-end exchange rates. Revenues and expenses have been translated at average exchange rates for the specific period. Net translation gains and losses are adjusted directly to a separate component of shareholders' equity until there is a sale or liquidation of the underlying foreign investment.

      Foreign currency gains and losses resulting from transactions are included in the consolidated statement of operations.

      USE OF ESTIMATES

      The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts of assets, liabilities, revenues and expenses and related disclosures. On an on-going basis, the Company evaluates the estimates and may adjust them based upon the latest information available. These estimates generally include those related to product returns, bad debts, inventory reserves for excess and discontinued products, income taxes and contingencies. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

      COMPREHENSIVE INCOME (LOSS)

      The Company records other comprehensive income and losses in accordance with SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 established standards for the reporting and presentation of comprehensive income and its components. The statement defines comprehensive income
      (loss) as all changes in equity during a period except those resulting from investments by owners and distributions to owners.

      SEGMENTS OF BUSINESS

      In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", the Company maintains that only one line of business exist for the period from March 1 to May 31, 2003.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement did not have an impact on the Company's financial statements.

3.    CONCENTRATION OF CREDIT RISK

      The Company provides credit to its customers in the normal course of business and does not require collateral. To reduce credit risk, the Company performs ongoing credit evaluations of its customers.

      Accounts receivable from the top ten (10) customers totaled approximately forty-one percent (41%) or $2,703,045 as of May 31, 2003.

      Sales to the top ten (10) customers totaled approximately forty-four percent (44%) or $7,401,279 for the three-month period ended May 31, 2003.

4.    INVENTORIES

      Inventories at May 31, 2003 consist of the following:

      Raw materials ...............................          $  3,865,179
      Finished goods ..............................             6,340,550
                                                             ------------
                                                               10,205,729
      Obsolescence reserves .......................              (774,023)
                                                             ------------
                                                             $  9,431,706
                                                             ============

5.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment at May 31, 2003 consisted of the following:

      Land ...............................................     $   198,500
      Buildings and improvements .........................       6,246,133
      Machinery and equipment ............................      13,594,060
      Dies and molds .....................................       2,034,180
      Construction in progress ...........................          34,805
                                                               -----------
                                                                22,107,678
      Less: accumulated depreciation and
              amortization and impairment loss ...........      15,859,909
                                                               -----------
                                                               $ 6,247,769
                                                               ===========

      Property, plant and equipment includes assets acquired under capital leases in the aggregate amount of approximately $898,975 with accumulated depreciation of approximately $839,771 at May 31, 2003.

      Depreciation and amortization expense for the three-months ended May 31, 2003 was $316,130.

      Refer to Note 2 for discussion of the Company's review for impairment of its property, plant and equipment.

6.    ASSETS HELD FOR SALE

      Pursuant to SFAS No.144, the property, plant and equipment at the facility in Camarillo, CA, which was closed in December 2002, has been reclassified as assets held for sale at May 31, 2003. These assets consist of the following:

      Land ..............................................       $  166,497
      Buildings and improvements ........................        1,818,587
      Machinery and equipment ...........................        5,448,383
      Dies and molds ....................................            4,819
                                                                ----------
                                                                 7,438,286
      Less: accumulated depreciation and
              amortization ..............................        3,051,317
                                                                ----------
                                                                $4,386,969
                                                                ==========

      The Company has discontinued the recording of depreciation expense on these assets. In January 2004 these assets were sold for approximately $6,778,000 to an independent third party. The proceeds were used to retire the Industrial Development Authority ("IDA") obligation totaling $6,500,000 as more fully described in Note 7.

      Refer to Note 2 for discussion of the Company's review for impairment of its property, plant and equipment.

7.    NOTES PAYABLE

      The Company has available a discretionary line of credit with a bank totaling $10,000,000 at May 31, 2003. This line expired in March 2004 and certain common stock holdings of an affiliate company collateralized this discretionary line of credit. As noted in the table below, $8,300,000 was outstanding under this line of credit as of May 31, 2003. The proceeds from the sale of the Lander business was used to retire this debt.

      In May 1997, the Company obtained $6,500,000 in financing through an IDA from the City of Camarillo, CA. This note is collateralized by certain assets of the Camarillo facility, certain common stock holdings of an affiliate company and payment is guaranteed by an affiliated company. The IDA obligation was paid in full in January 2004 from the proceeds of the sale of the Camarillo facility.

      Canada has a line of credit with a bank, which allows Canada to borrow up to $1,300,000 Canadian dollars (the equivalent of approximately $952,000 US dollars at May 31, 2003). The borrowings are payable upon demand and bear interest at the bank's prime rate plus 0.5%, or 4.75% at May 31, 2003. The line of credit is collateralized by Canada's accounts receivable, inventories, and machinery and equipment. As noted in the table below, there was $8,559 (in US dollars) outstanding on the line at May 31, 2003. The line of credit agreement contains restrictive covenants, which include provisions for the maintenance of minimum net worth, minimum working capital, and a debt service ratio. As of May 31, 2003, the Company was in compliance with all restrictive covenants. In addition, Canada's agreement contains covenants which prohibit it from declaring or paying cash dividends or incurring or assuming additional indebtedness other than that provided for in the agreement.

      Borrowings under lines of credit with a bank
            aggregating $10,000,000, interest payable monthly:
              at 0.65% over 14 day LIBOR rate
              (1.96% at May 31, 2003.) .......................  $ 8,300,000

      Borrowings under a demand note with a bank interest
            payable monthly at LIBOR (2.66% at May 31, 2003.)     6,500,000

      Borrowings under a demand note with a bank interest
            payable monthly at 0.5% over prime (4.75% at
            May 31, 2003.) ...................................        8,559
                                                                -----------
                                                                $14,808,559
                                                                ===========

8.    LONG TERM DEBT

      In June 1998, the Company obtained long-term financing totaling $30,000,000 for five years from a financial institution, collateralized by certain common stock holdings of an affiliate of the Company. In July 2002, the Company paid $600,000 to convert the interest rate from a fixed rate (6.50%) to a variable floating weekly LIBOR plus 0.50% (1.78% at May 31, 2003). The note matured in July 2003 and contained no restrictive covenants. In October 2003, the note was renewed for a term of 5 years. However, it was repaid in full in February 2004 by Scott.

      Long-term debt consists of the following at February 28:

      Note payable to financial institution, collateralized
      by certain assets of an affiliate, interest payable
      semi-annually (7 day LIBOR plus 0.50% [1.78%] at
      May 31, 2003.) ........................................  $30,000,000

      Capital leases ........................................       18,062
                                                               -----------
                                                                30,018,062

      Less current portion ..................................   30,004,646
                                                               -----------
                                                               $    13,416
                                                               ===========

      The aggregate maturities of long-term debt in each of the years subsequent to May 31, 2003 are as follows:

      2004                $30,004,646
      2005                      4,472
      2006                      4,472
      2007                      4,472
                          -----------
                          $30,018,062
                          ===========

9.    INCOME TAXES

      The Company is included in the consolidated Federal income tax return of Parent. Under a tax sharing agreement, each entity within the Group is liable to make payment to Parent for its share of the tax liability as if it filed independently. The agreement also provides that each company can carry its own losses back two years and forward twenty years to offset its stand-alone income.

      Deferred income taxes are computed using the liability method and reflect the effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to estimated realizable amounts. The provision for income taxes reflects the taxes to be paid for the period and the change during the period in the deferred tax assets and liabilities.

      Pre-tax loss for the three-months ended May 31, 2003 was as follows:

            United States      $1,000,518
            Foreign            $   48,079
                               ----------
                               $1,048,597
                               ==========

      Significant components of the Company's deferred tax assets and liabilities at May 31, 2003 are as follows:

      DEFERRED TAX ASSETS:
      Inventory ...........................................   $   301,869
      Accounts receivable .................................       605,553
      Accrued expenses ....................................     1,184,002
      Fixed assets ........................................        18,970
      Intangibles .........................................       349,474
      State net operating loss carryforward ...............       994,985
      Federal net operating loss carryforward .............     5,891,832
                                                              -----------
           Total deferred tax assets ......................     9,346,685
                                                              -----------

      DEFERRED TAX LIABILITIES:
      Pension .............................................      (153,678)
      Other assets ........................................      (343,500)
                                                              -----------
           Total deferred tax liabilities .................      (497,178)
                                                              -----------
      Valuation allowance .................................    (9,181,703)

                                                              -----------
      Net deferred tax liability at May 31, 2003 ..........   $  (332,196)
                                                              ===========

      At May 31, 2003, the Company has approximately $17.3 million of net operating loss carryforwards remaining to offset future taxable income that begin to expire in 2011. Valuation allowance for the period from March 1 to May 31, 2003 has been established for certain federal and state net operating loss carryforwards and other potential tax benefits which are not expected to be realized. The valuation allowance increased from $8,754,248 at February 28 2003 to $9,181,703 at May 31, 2003, primarily due to an increase in the Company's cumulative net loss carryforward.

      Deferred income taxes included in the balance sheet at May 31, 2003 are as follows:

      Deferred tax assets, current .......................        $131,274

      Deferred tax assets, noncurrent ....................        $      -

      Deferred tax liability, noncurrent .................        $463,470

      Income tax expense (benefit) for the period from March 1 to May 31, 2003 consists of the following:

      Foreign income taxes:
      Current ..........................................           $37,641
      Deferred .........................................                 -
                                                                   -------
         Total .........................................           $37,641
                                                                   =======

      The differences between the income tax expense (benefit) reflected in the statement of operations and that computed by applying the Federal income tax statutory rates are as follows:

                                                                 Amount

      Benefit computed at U.S. federal and state
           statutory income tax rate ...................        $(427,455)
      Foreign taxes ....................................           37,641
      Change in valuation allowance ....................          427,455
                                                                ---------
      Effective tax ....................................        $  37,641
                                                                =========

10.   PENSION AND 401(K) PLANS

      Pension Plans:
      --------------

      Substantially all of the Company's eligible employees participate in defined benefit pension plans (the "Plans").

      The Plans' funded status and amounts recognized in the Company's consolidated balance sheet as of May 31, 2003 are as follows:

                                           Lander        Canada         Total
                                           ------        ------         -----

      PLAN ASSETS AT FAIR VALUE ....... $ 1,384,787   $ 1,481,871   $ 2,866,658
                                        ===========   ===========   ===========
      Accumulated benefit obligation ..   1,719,806     1,847,344     3,567,150
      Projected future salary increases           -       219,505       219,505
                                        -----------   -----------   -----------
      PROJECTED BENEFIT OBLIGATION .... $ 1,719,806   $ 2,066,849   $ 3,786,655
                                        ===========   ===========   ===========

      Projected benefit obligation
           in excess of plan assets ...    (335,019)     (584,978)     (919,997)
      Unrecognized prior service cost .           -       (51,725)      (51,725)
      Unrecognized net loss ...........     729,065       520,258     1,249,323
                                        -----------   -----------   -----------
      PREPAID(ACCRUED) PENSION COSTS .. $   394,046   $  (116,445)  $   277,601
                                        ===========   ===========   ===========

      Net periodic pension costs for the period from March 1 to May 31, 2003 are as follows:

                                           Lander        Canada          Total
                                           ------        ------          -----

      Service cost ....................   $ 30,864      $ 25,910       $ 56,774
      Interest cost on projected
           benefit obligations ........     39,321        41,522         80,843
      Expected return on plan assets ..    (36,276)      (35,477)       (71,753)
      Net amortization and deferrals ..      9,866         1,167         11,033
                                          --------      --------       --------
                                          $ 43,775      $ 33,122       $ 76,897
                                          ========      ========       ========

      The following is a rollforward of the projected benefit obligation and the plan assets for the period from March 1 to May 31, 2003:

                                                     Lander         Canada           Total
                                                     ------         ------           -----
Benefit Obligation at February 28, 2003 ......    $ 1,507,809     $ 2,171,012     $ 3,678,821

Service cost .................................         30,864          25,910          56,774

Interest cost ................................         39,321          41,522          80,843

Actuarial loss, including salary increases ...        153,352         410,284         563,636

Benefits paid ................................        (11,540)       (581,879)       (593,419)
                                                  -----------     -----------     -----------

Benefit obligation at May 31, 2003 ...........    $ 1,719,806     $ 2,066,849     $ 3,786,655
                                                  ===========     ===========     ===========

Fair value of plan assets at February 28, 2003    $ 1,328,134     $ 1,846,971     $ 3,175,105

Actual return of plan assets .................         25,507         177,543         203,050

Employer contributions .......................         42,686          26,906          69,592

Plan participant contributions ...............              -          12,330          12,330

Benefits paid ................................        (11,540)       (581,879)       (593,419)
                                                  -----------     -----------     -----------

Fair value of plan assets at May 31, 2003 ....    $ 1,384,787     $ 1,481,871     $ 2,866,658
                                                  ===========     ===========     ===========

      The following assumptions were used to determine return on plan assets and the projected benefit obligation:

                                               Lander      Canada
                                               ------      ------

      Discount rate .......................     5.75%       5.75%
      Expected long-term rate of return
         on plan assets ...................     6.50%       7.00%

401k plan:
----------

      Lander maintains a salary reduction plan under Section 401(k) of the Internal Revenue Code for all of its employees not covered by a collective bargaining agreement. The plan is funded by participants through employee contributions and by Lander contributions, as defined by the Plan. Lander contributions charged to operations for the three-month period ended May 31, 2003 amounted to approximately $29,000.

11.   COMMITMENTS AND CONTINGENCIES

      The Company has entered into various noncancelable operating leases for manufacturing and office facilities. As outlined in the agreement to sell the Company's business (See Note 1), the buyer has agreed to assume all of the operating leases. Future minimum lease payments for the period from June 1, 2003 through the date of the sale were approximately $65,000.

      The Company is subject to certain claims in the normal course of business. Management believes, after consulting with counsel, that the ultimate liability resulting from matters currently in litigation will not materially affect the consolidated results of operations or financial position of the Company.

12.   RELATED PARTY TRANSACTIONS

      The following summarizes transactions and outstanding balances as of and for the three-month period ended May 31, 2003 between the Company and related parties:

      Net advances of $209,816 to affiliates - This comprises net advances to Scott. These advances are due on demand without interest.

      Management fees of $120,000 - An affiliated company charges the Company $40,000 per month for professional services including, but not limited to, preparation of federal and state income tax returns, tax consulting, arranging financing with financial institutions, assistance with environmental and regulatory authority matters and assistance with employee benefit matters.

      The Company paid another related party $85,214 for various professional services including customer service and accounting.

      The Company's management believes that the charges for the above related party services are consistent with those that would be paid to independent third parties.

                    AUDITED COMBINED FINANCIAL STATEMENTS OF
          HERMES ACQUISITION COMPANY I LLC AND SUBSIDIARIES (HACI) AND
                 HERMES REAL ESTATE I LLC (HREI) (D.B.A. LANDER)
                AS OF FEBRUARY 28, 2005 AND FEBRUARY 29, 2004 AND
                    FOR THE YEAR ENDED FEBRUARY 28, 2005 AND
            FOR THE PERIOD FROM APRIL 25, 2003 TO FEBRUARY 29, 2004.



                                TABLE OF CONTENTS

                                                                            PAGE


Independent Auditors' Report - BDO Seidman, LLP ........................... F-40


Independent Auditors' Report - KPMG LLP ................................... F-41


Combined Balance Sheets as of February 28, 2005 and February 29, 2004 ..... F-42


Combined Statements of Operations for the year ended February 28, 2005 and for the period from April 25, 2003 (inception) to February 29,2004 .... F-43


Combined Statements of Members' Loss for the period from
April 25, 2003 (inception) to February 28, 2005 ........................... F-44


Combined Statements of Cash Flows for the year ended February 28, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004 ... F-45


Notes to Combined Financial Statements .................................... F-46

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Hermes Acquisition Company I LLC
Lawrenceville, New Jersey


We have audited the accompanying combined balance sheet of Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC (the "Company") as of February 28, 2005 and the related combined statements of operations, members' loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC at February 28, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

Woodbridge, New Jersey

August 12, 2005, except for Note 12(b) which is as of November 16, 2005

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Hermes Acquisition Company I LLC:


We have audited the accompanying combined balance sheet of Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC (collectively d.b.a. Lander, the Company) as of February 29, 2004, and the related combined statements of operations, members' loss, and cash flows for the period from April 25, 2003 (inception) to February 29, 2004. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC (d.b.a. Lander) as of February 29, 2004, and the results of their operations and their cash flows for the period from April 25, 2003 (inception) to February 29, 2004 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

Philadelphia, PA

January 21, 2005

                      HERMES ACQUISITION COMPANY I LLC AND
                    SUBSIDIARIES AND HERMES REAL ESTATE I LLC
                             COMBINED BALANCE SHEETS


                                          February 28, 2005    February 29, 2004
                                          -----------------    -----------------
ASSETS
------
Current Assets:
Cash .................................      $     31,763         $      1,827
Trade receivables, net of allowance
for doubtful accounts of $547,306 at
February 28, 2005 and $576,218 at
February 29, 2004 ....................         8,002,867            8,661,961
Inventories ..........................         8,725,952            8,567,580
Prepaid expenses and other ...........           564,617              428,231
                                            ------------         ------------
Total current assets .................        17,325,199           17,659,599

Property, plant and equipment, net ...         6,017,533            6,520,184
Other assets, net ....................           692,817              281,476
                                            ------------         ------------
Total assets .........................      $ 24,035,549         $ 24,461,259
                                            ============         ============

LIABILITIES AND MEMBERS' LOSS
-----------------------------
Current Liabilities:
Accounts payable .....................      $ 10,541,956         $  7,759,236
Accrued expenses .....................         2,845,485            2,032,833
Current portion of long-tem debt .....         8,929,540            8,203,118
                                            ------------         ------------
Total current liabilities ............        22,316,981           17,995,187

Long-term debt, less current portion .         6,875,296            7,607,985
Long-term pension obligation .........           673,328              673,027
                                            ------------         ------------
Total liabilities ....................        29,865,605           26,276,199

Members' loss:
Accumulated members' loss ............        (5,705,597)          (1,716,835)
Accumulated other comprehensive loss .          (124,459)             (98,105)
                                            ------------         ------------
Total members' loss ..................        (5,830,056)          (1,814,940)

                                            ------------         ------------
Total liabilities and members' loss ..      $ 24,035,549         $ 24,461,259
                                            ============         ============

             See accompanying notes to combined financial statements

                      HERMES ACQUISITION COMPANY I LLC AND
                    SUBSIDIARIES AND HERMES REAL ESTATE I LLC
                        COMBINED STATEMENTS OF OPERATIONS


                                                                FOR THE PERIOD
                                                             FROM APRIL 25, 2003
                                           FOR THE YEAR          (INCEPTION)
                                              ENDED                   TO
                                           FEBRUARY 28,          FEBRUARY 29,
                                               2005                  2004
                                           ------------      -------------------

Net sales ......................           $ 69,860,802          $ 55,046,015
Costs of sales .................             62,369,597            48,243,281

                                           ------------          ------------
Gross profit ...................              7,491,205             6,802,734

Operating expenses:
Selling and  marketing .........              3,867,105             3,084,479
General and administrative .....              6,380,096             4,913,210
                                           ------------          ------------
Total operating expenses .......             10,247,201             7,997,689

Loss from operations ...........             (2,755,996)           (1,194,955)

Other income, net ..............                206,097               211,335
Interest expense ...............             (1,438,863)             (735,215)
                                           ------------          ------------
Total other income (expense) ...             (1,232,766)             (523,880)

                                           ------------          ------------
Loss before income taxes .......             (3,988,762)           (1,718,835)
Income tax .....................                      -                     -
                                           ------------          ------------

Net loss .......................           $ (3,988,762)         $ (1,718,835)
                                           ============          ============

            See accompanying notes to combined financial statements.

                      HERMES ACQUISITION COMPANY I LLC AND
                    SUBSIDIARIES AND HERMES REAL ESTATE I LLC
                       COMBINED STATEMENT OF MEMBERS' LOSS


                                                     Accumulated
                                      Accumulated       Other          Total
                                        Members'    Comprehensive     Members'
                                         Loss            Loss          Loss
                                      -----------   -------------   -----------

BALANCE AT APRIL 25, 2003 (INCEPTION) $         -     $       -     $         -
Comprehensive loss:
Net loss ............................  (1,718,835)            -      (1,718,835)
Foreign currency translation
 adjustment .........................           -       (98,105)        (98,105)
                                                                    -----------
Comprehensive loss ..................                                (1,816,940)
Equity contribution .................       2,000             -           2,000
                                      -----------     ---------     -----------
BALANCE AT FEBRUARY 29, 2004 ........  (1,716,835)      (98,105)     (1,814,940)
                                                                    -----------
Comprehensive loss:
                                      -----------     ---------     -----------
Net loss ............................  (3,988,762)            -      (3,988,762)
Foreign currency translation
 adjustment .........................           -       (26,354)        (26,354)
                                      -----------     ---------     -----------
Comprehensive loss ..................                                (4,015,116)
                                                                    -----------

BALANCE AT FEBRUARY 28, 2005 ........ $(5,705,597)    $(124,459)    $(5,830,056)
                                      ===========     =========     ===========

             See accompanying notes to combined financial statements

                              HERMES ACQUISITION COMPANY I LLC AND
                           SUBSIDIARIES AND HERMES REAL ESTATE I LLC
                               COMBINED STATEMENTS OF CASH FLOWS

                                                                              FOR THE PERIOD
                                                                           FROM APRIL 25, 2003
                                                         FOR THE YEAR          (INCEPTION)
                                                            ENDED                   TO
                                                         FEBRUARY 28,          FEBRUARY 29,
                                                             2005                  2004
                                                         ------------      -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..........................................      $(3,988,762)         $ (1,718,835)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
 PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Depreciation and amortization .....................          983,807               652,942
Provision for bad debts ...........................          252,470               438,000
Amortization of deferred financing costs ..........          166,246                93,825
Changes in operating assets and liabilities,
 net of acquisitions:
  Trade receivables ...............................          231,980            (2,967,982)
  Inventories .....................................         (158,372)            1,503,944
  Prepaid expenses and other ......................          409,097              (403,194)
  Other assets ....................................         (431,837)                    -
  Accounts payable ................................        2,782,720             3,069,223
  Accrued expenses ................................          812,652            (1,065,972)
  Long-term pension obligations ...................              300               (53,698)
                                                         -----------          ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        1,060,301              (451,747)
                                                         -----------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Deferred acquisition costs ......................         (422,837)                    -
  Acquisitions, net of cash acquired ..............                -           (11,091,456)
  Purchase of property, plant & equipment .........         (481,157)           (4,103,373)
                                                         -----------          ------------
NET CASH USED IN INVESTING ACTIVITIES .............         (903,994)          (15,194,829)
                                                         -----------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving line of credit ...          729,158             7,469,777
  Proceeds from machinery and equipment term loans                 -             1,467,000
  Proceeds from real estate term loan .............                -             2,450,000
  Proceeds from subordinated notes ................                -             4,500,000
  Principal payments on long-term debt ............         (676,853)             (240,374)
  Equity contribution .............................                -                 2,000
  Deferred financing costs ........................          (93,750)                    -
  Principal payments on capital leases ............          (58,572)                    -
                                                         -----------          ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES         (100,017)           15,648,403
                                                         -----------          ------------
EFFECT OF EXCHANGE RATES ON CASH ..................          (26,354)                    -
                                                         -----------          ------------
NET INCREASE IN CASH ..............................           29,936                 1,827
Cash at beginning of period .......................            1,827                     -
                                                         -----------          ------------
CASH AT END OF PERIOD .............................      $    31,763          $      1,827
                                                         ===========          ============


Supplemental disclosures of cash flow information:
Cash paid for interest ............................      $   984,973          $    661,927
Assets acquired under capital leases ..............                -               144,860

                    See accompanying notes to combined financial statements

                                              F-45

                HERMES ACQUISITION COMPANY I LLC AND SUBSIDIARIES
                          AND HERMES REAL ESTATE I LLC
                                 (D.B.A. LANDER)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


NOTE 1 - DESCRIPTION OF BUSINESS AND SUBSEQUENT REORGANIZATION

Hermes Acquisition Company I LLC and Subsidiaries and Hermes Real Estate I LLC (the Company) consists of Hermes Acquisition Company I LLC (HACI), a limited liability company organized on April 25, 2003 in the State of Delaware, and its wholly owned subsidiaries Lander Co., Inc. (Lander US) and Lander Co. Canada Limited (Lander Canada); and Hermes Real Estate I LLC (HREI), a limited liability corporation organized on May 22, 2003 in the State of New York to purchase the Lander US production plant located in Binghamton, New York. The operations and cash flows of HACI prior to the acquisition of Lander US and Lander Canada, and the operations and cash flows of HREI prior to the acquisition of the Lander US production plant were not material. On March 1, 2005, HREI became a wholly owned subsidiary of HACI. Prior thereto, HACI and HREI had the same ownership.

The Company's principal business activity is the manufacture and distribution of health, beauty and oral-care products, primarily throughout the United States and Canada.

HACI was formed to acquire the business activities of Lander US and Lander Canada. Effective May 31, 2003, HACI purchased certain assets and assumed certain liabilities associated with the Lander US business operations and acquired 100% of the outstanding stock of Lander Canada for an aggregate purchase price of $11,091,456, including acquisition costs of $1,160,456. In addition, HREI purchased the Lander US production plant located in Binghamton, New York for a purchase price of $3,304,864, including acquisition costs of $254,864, on October 15, 2003 (collectively the "Acquisitions"). Property, plant and equipment was recorded at fair value reduced by the excess of fair value of net assets acquired over the purchase price of $1,095,813. In accounting for these acquisitions, the Company followed the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". This Statement requires the purchase method of accounting be used for all business combinations and provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill.

The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the effective date of the acquisition by HACI:

Current assets ...................................................   $16,662,185
Property, plant, and equipment ...................................     4,020,599
                                                                     -----------

    Total assets acquired ........................................    20,682,784
                                                                     -----------

Current liabilities ..............................................     7,755,374
Long-term debt ...................................................        13,416
Long-term pension obligations ....................................       726,725
                                                                     -----------

    Total liabilities assumed ....................................     8,495,515
                                                                     -----------

    Estimated fair value of net assets acquired ..................    12,187,269

Excess of fair value of net assets acquired over purchase price ..     1,095,813
                                                                     -----------

    Purchase price of net assets .................................   $11,091,456
                                                                     ===========

The Company is subject to various risks, including, but not limited to, (i) the ability to obtain adequate financing to fund operations, (ii) a limited operating history, (iii) reliance on certain markets, and (iv) reliance on key personnel.

On May 20, 2005, Hermes Holding Company, Inc., a newly formed wholly owned subsidiary of Cenuco, Inc., ("Cenuco", a public company traded on the American Stock Exchange under the symbol, "ICU") merged (the "Merger") with HACI. The Merger was completed through the issuance of 2,553.7 shares of Cenuco's Series A Junior Participating Preferred Stock (representing 65% of the outstanding voting power of Cenuco capital stock) in exchange for all the outstanding membership units of HACI. As a consequence of the Merger, HACI, together with its wholly owned subsidiaries Lander Co., Inc., a Delaware corporation ("Lander US"), Hermes Real Estate I LLC, a New York limited liability company ("HREI"), and Lander Co. Canada Limited, an Ontario corporation ("Lander Canada" and together with Lander US and HREI, "Lander") became wholly owned subsidiaries of Cenuco.

Following the Merger, Cenuco's business consists of the Health and Beauty Care ("HBC") Division and the Wireless Application Development ("WAD") Division. The HBC Division is doing business as Lander. Lander's principal business activity is the manufacture and distribution of health, beauty and oral-care products, primarily throughout the United States and Canada. The WAD Division is doing business as Cenuco, Inc. and has primary focus on wireless application development. WAD is engaged in the wireless application technology business, primarily related to the transmission of secure and non-secured video onto cellular platforms via proprietary technologies. This is also known as remote video monitoring via cellular device. In this wireless segment, WAD provides cellular carriers, Internet Service Providers, resellers, and distributors a host of wireless video streaming products that can generate an increase in subscriber adoption of wireless data services, as well as broadband internet services.

For financial reporting purposes, the Merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco by HACI for a purchase price equivalent to the total market value of Cenuco stock outstanding prior to the Merger (approximately $45.3 million). Consistent with the accounting and presentation for reverse acquisitions, the historical financial statements of Cenuco prior to the date of the Merger reflect the financial position and results of operations of HACI and HREI, with the results of operations of Cenuco being included commencing on May 20, 2005. Effective with the completion of the Merger, Cenuco changed its fiscal year end to be the last day of February, consistent with HACI's fiscal year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES: The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates the estimates and may adjust them based upon the latest information available. These estimates generally include those related to product returns, bad debts, inventory reserves for excess and discontinued products, income taxes, estimated useful lives and realization of property, plant and equipment, and contingencies. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities. Actual results could differ from these estimates.

BASIS OF COMBINATION: The accompanying combined financial statements include the accounts of HACI and its wholly owned subsidiaries and of HREI. All intercompany accounts have been eliminated in combination.

ACCOUNTS RECEIVABLE: Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, which would increase our operating costs.

INVENTORIES: Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Inventories consist of raw materials used to manufacture the Company's health, beauty and oral care products, as well as, finished goods that consist of the Company's product lines sold to its customers. The Company writes down inventory for estimated excess and discontinued products equal to the difference between cost and estimated market value based upon assumptions about future demand and market conditions. Excess and discontinued product inventory could arise due to numerous factors, including but not limited to, the competitive nature of the market and product demand by consumers. If market conditions are less favorable than those anticipated by management, additional write-downs may be required, including provisions to reduce inventory to net realizable value.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost less accumulated depreciation and amortization. The costs of major additions and improvements are capitalized and maintenance and repairs that do not improve or extend the life of the respective assets are charged to operations as incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty-five years. Leasehold improvements are amortized over the shorter of the term of the lease or their estimated useful lives. If the Company determines that a change is required in the useful life of an asset, future depreciation/amortization is adjusted accordingly. Property, plant and equipment related to the acquisitions are recorded at their estimated fair value, reduced by the excess of the fair value of net assets acquired over the purchase price (see Note 1).

IMPAIRMENT OF LONG-LIVED ASSETS: Accounting for the impairment of long-lived assets, including property, plant and equipment, requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, the accounting principles require that such assets be reported at the lower of their carrying amount or fair value less costs to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, the Company estimates the assets' future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset.

OTHER ASSETS, NET: Other assets, net at February 28, 2005 consist of deferred acquisition costs of $422,837 that primarily relate to costs associated with the reverse acquisition of Cenuco (see Note 1) and deferred financing costs that are being amortized using the straight-line method over the expected term of the revolving line of credit (see Note 5). Net deferred financing costs included in other assets totaled $208,980 at February 28, 2005 and $281,476 at February 29, 2004. Amortization expense related to deferred financing costs was $166,246 for the year ended February 28, 2005 and $93,825 for the period from April 25, 2003 (inception) to February 29, 2004.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts reported in the accompanying balance sheet for accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these accounts. The carrying amount for debt (see Note 5) approximates fair value because the debt is subject to short-term variable interest rates that were reflective of market rates of interest.

REVENUE RECOGNITION: Revenue from product sales is recognized when the related goods are shipped, all significant obligations of the Company have been satisfied, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collection is reasonably assured. The Company records reductions to revenue for estimated returns based on historical experience. If future returns are less than historical experience, reduction in estimated reserves would increase revenue. Alternatively, should returns exceed historical experience, additional allowances would be required, which would reduce revenue.

Amounts billed to customers related to shipping and handling are classified as revenues. The cost of shipping products to the customer is recognized at the time the products are shipped and is included in cost of sales.

FOREIGN CURRENCY TRANSLATION: In accordance with SFAS No. 52, "Foreign Currency Translation", the financial statements are measured using local currency as the functional currency. Assets and liabilities of Lander Canada have been translated at U.S. dollars at the fiscal year-end exchange rates. Revenues and expenses have been translated at average exchange rates for the related period. Net translation gains and losses are included in accumulated other comprehensive loss, which is a separate component of members' loss, until there is a sale or liquidation of the underlying foreign investment. Foreign currency gains and losses resulting from transactions are included in the combined statement of operations.

CONCENTRATION OF CREDIT RISK: The Company provides credit to its customers in the normal course of business and does not require collateral. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions.

Five trade customers comprised 46% of the Company's net sales for the year ended February 28, 2005, with one customer comprising 25% and a second comprising 13%. At February 28, 2005 the same five trade customers comprised 51% of trade receivables, with one customer comprising 32% and the other four at less than 10% each.

Five trade customers comprised 58% of the Company's net sales, with two customers comprising more than 10%, for the period from April 25, 2003 (inception) to February 29, 2004. These same five trade customers represented 49% of receivables, with three of the customers comprising more than 10% each, at February 29, 2004.

OTHER INCOME: Other income consists primarily of Lander Canada's foreign exchange gains related to debt denominated in U.S. dollars.

INCOME TAXES: As a limited liability corporation, the Company has elected to be treated as a corporation for income tax purposes. Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. A valuation allowance at February 28, 2005 and February 29, 2004 has been recorded by management to offset related net deferred tax assets, due to the uncertainty that future income will be realized.

RECENT ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs - an amendment of Accounting Research Bulletin No. 43" ("SFAS 151"), which is the result of the FASB's efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current period charges. SFAS 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities, with unfavorable fixed production overhead cost variances to be charged to operations currently and favorable fixed production overhead cost variances to be included in the cost of conversion. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, but earlier adoption is permitted. The Company has elected to adopt the provisions of SFAS 151 effective March 1, 2005. Based on the Company's internal projections and assessments, the Company currently believes there will be no material impact on its results of operations from the adoption of SFAS 151. However, if actual results are materially less than the Company's projections and expectations and as a result of production levels are less than the range of normal capacity, certain provisions of SFAS 151 may have a material impact on the Company's results of operations. Such impact will only be determinable based on the actual facts and circumstances.

NOTE 3 - INVENTORIES

Inventories consisted of the following:

                                         February 28, 2005     February 29, 2004
                                         -----------------     -----------------
Raw materials ....................          $ 2,900,803           $ 2,562,611
Finished goods ...................            5,825,149             6,004,969
                                            -----------           -----------
                                            $ 8,725,952           $ 8,567,580
                                            ===========           ===========

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

                                         February 28, 2005     February 29, 2004
                                         -----------------     -----------------
Land .............................          $   660,000           $   660,000
Computer equipment and software ..              890,020               853,447
Furniture and fixtures ...........              252,717               214,167
Building .........................            2,644,864             2,644,864
Machinery and equipment ..........            2,961,469             2,518,469
Dies and molds ...................               75,731                76,650
Leasehold improvements ...........              118,571               113,434
Construction in progress .........               77,959               127,542
                                            -----------           -----------
                                              7,681,331             7,208,573
Less accumulated depreciation
 and amortization ................           (1,663,798)             (688,389)
                                            -----------           -----------

                                            $ 6,017,533           $ 6,520,184
                                            ===========           ===========

Depreciation and amortization expense related to property, plant and equipment totaled $983,807 for the year ended February 28, 2005 and $652,942 for the period from April 25, 2003 (inception) to February 29, 2004.

As of February 28, 2005 and February 29, 2004, machinery and equipment includes assets under capital leases totaling $153,559 and $206,564, respectively, net of accumulated amortization of $24,314 and $8,958, respectively. Amortization expense related to capital leases is included in depreciation and amortization expense.

Independent appraisals were obtained to determine the estimated fair value of substantially all property, plant, and equipment acquired as of May 31, 2003. The fair values were reduced by the excess of fair value of net assets acquired over the purchase price of $1,095,813.

NOTE 5 - LONG-TERM DEBT

Long-term debt consisted of the following:

                                         February 28, 2005     February 29, 2004
                                         -----------------     -----------------
Revolving line of credit loans ...          $ 8,198,935           $ 7,469,777
Machinery and equipment term loans            1,039,125             1,283,625
Real estate term loan ............            1,981,618             2,413,971
Subordinated note ................            4,500,000             4,500,000
Capital leases ...................               85,158               143,730
                                            -----------           -----------

                                             15,804,836            15,811,103
Less current portion .............           (8,929,540)           (8,203,118)
                                            -----------           -----------

                                            $ 6,875,296           $ 7,607,985
                                            ===========           ===========

In connection with the Acquisitions, the Company obtained long-term financing commitments (the "Financing Arrangement") from a financial institution comprised of the following (collectively, the "Loans"):

   o Revolving line of credit facility of $11,000,000 with a three-year term expiring in June 2006. Annual renewals of the facility are available in one-year increments after the initial term. Available borrowings are determined by a borrowing base calculation using eligible trade receivables and inventories of Lander US and Lander Canada, which are the collateral for this facility. As of February 28, 2005, unused availability under the borrowing base calculation amounted to $567,995. Interest on the outstanding balance is payable monthly. For purposes of classifying the outstanding debt in the balance sheets, the Company has reflected borrowings under the revolving line of credit facility as a current liability, since it is subject to collection lock-box arrangements and contains a subjective acceleration clause.

   o Machinery and equipment term loans with initial principal amounts aggregating $1,467,000 have six-year amortization terms expiring in June 2009. Such loans are subject to termination upon the expiration of the revolving line of credit and are collateralized by the machinery and equipment of Lander US and Lander Canada. Principal payments aggregating $20,375 plus interest are payable monthly.

   o Real estate term loan with initial principal amount of $2,450,000 has a six-year amortization term expiring in December 2009. Such loan is subject to termination upon the expiration of the revolving line of credit and is collateralized by the Lander US production plant located in Binghamton, New York. Principal payments aggregating $36,029 plus interest are payable monthly.

The interest rates on the Loans bear an annual interest rate of a national bank's prime rate (5.25% at February 28, 2005) plus 1.25%. The Company has the option of converting all or a portion of the Loans outstanding to an annual interest rate of the one-, two- or three-month London Inter-Bank Offered Rate ("LIBOR") plus 3.75%. As of February 28, 2005, the one-, two- and three-month LIBOR rates were 2.72%, 2.80%, and 2.92%, respectively. Accordingly, the interest rate on the Loans was 6.50% at February 28, 2005. As of February 29, 2004, the national bank prime rate was 4% and the one-, two-, and three-month LIBOR rates were 1.09%, 1.11%, and 1.12%, respectively. The interest rate on the Loans was 5.25% at February 29, 2004. To date, the Company has not exercised the option of converting the prime rate to LIBOR.

The Loans contain financial and non-financial covenants including a limitation on capital expenditures during any fiscal year and maintaining, on a monthly basis, a fixed charge coverage ratio. The fixed charge coverage ratio is calculated by dividing earnings before interest, depreciation and amortization less any unfunded capital expenditures and improvements by fixed charges. Fixed charges include interest expense, capital lease obligations, principal payments on indebtedness and payments for income tax obligations.

The Company was not in compliance with the fixed charge coverage ratio and the limitation on capital expenditures during various periods in fiscal 2004 and fiscal 2005 and subsequent periods. In June and December 2004, the Financing Arrangement was amended and the events of noncompliance were waived by the financial institution. As part of the second amendment to the Financing Arrangement, the fixed charge coverage ratio was revised and the fiscal-year capital expenditure limitation was increased to $1,250,000. Subsequently, the Company failed to comply with the revised fixed charge coverage ratio and certain non-financial covenants for the months January through May 2005. In July 2005, the Financing Arrangement was amended and these events of noncompliance were waived by the financial institution. As part of this third amendment to the Financing Arrangement, the fixed charge coverage ratio was revised to 1.0 to 1.0 commencing with the month ended June 30, 2005 and continuing on an accumulated basis until June 30, 2006 when such calculation shall be made on a rolling twelve-month basis. Additionally, under this third amendment, the fixed charge coverage ratio covenant requirement is only triggered when availability under the revolving line of credit is less than $2,000,000.

As part of the Company's acquisition of the Lander US business, the Company also has long-term financing from the seller in the form of a $4,500,000 subordinated note ("Seller Note") with a three-year term expiring in June 2006. The Seller
Note is subordinate to the Financing Arrangement. Interest is payable quarterly at an annual interest rate of 10%. Annual principal payments of $1,166,667 are required under the terms of this Seller Note; however, a provision permits the Company to defer principal payments if certain financial targets, pursuant to the Financing Arrangement, are not achieved by the Company as of fiscal year-end. As a result of the Company not achieving these financial targets in fiscal 2004 and 2005, principal payments due in June 2004 and June 2005 have been deferred until June 2006. Additionally, there is a provision in the Seller Note that permits the Company to defer interest payments to the seller in the event of noncompliance with certain financial covenants contained in the Financing Arrangement. Accordingly, the Company has not paid any interest accrued on the Seller Note subsequent to July 1, 2004. Accrued interest on the Seller Note totaled $297,964 as of February 28, 2005.

On March 16, 2005, HACI and the seller of Lander US and Lander Canada entered into Settlement and Release Agreement whereby the Company has the option to pay $2,000,000, plus interest at 10%, to satisfy the $4,500,000 principal amount of the Seller Note. In addition, the Company would be required to pay interest accrued on the $4,500,000 Seller Note from July 1, 2004 through March 16, 2005 and interest on the $2,000,000 from March 17, 2005 through the date of payment. Such option is available to the Company up to November 30, 2005 (see Notes 12(a) and 12 (b)). In exchange for this option, the Company has agreed to release the seller from certain claims against and indemnifications of the seller under the agreement for the purchase of Lander US and Lander Canada.

The aggregate maturities of long-term debt for each fiscal year ending February 28 are as follows:

      2006 ..............    $ 8,929,540
      2007 ..............      6,875,296
                             -----------
                             $15,804,836
                             ===========

NOTE 6 - PENSION AND 401(K) PLANS

Pension Plans:
--------------
The Company has two non-contributory defined benefit pension plans (the "Plans") that cover substantially all employees in the United States ("US") and Canada. It is the Company's policy to fund, at a minimum, pension contributions as required by the Employee Retirement Income Security Act of 1974 ("ERISA") each year. On May 1, 2004 the US Plan was frozen and no longer available to new employees for participation.

At February 28, 2005, the US Plan assets consisted of fixed return contracts. The Canadian Plan assets consisted primarily of stocks, bonds and US Treasury Bills. The pension liabilities and their related costs are computed in accordance with the laws of the US and Canada and the appropriate actuarial practices.

Net periodic pension costs of the defined benefit pension plans covering the year ended February 28, 2005 were as follows:

                                                US        Canada        Total
                                                --        ------        -----
Service costs on benefits earned during
 the year ...............................   $  80,544    $ 183,379    $ 263,923
Interest cost on projected benefit
 obligation .............................      99,262      156,446      255,708
Expected return on plan assets ..........     (99,100)    (147,411)    (246,511)
                                            ---------    ---------    ---------
Net periodic pension cost ...............   $  80,706    $ 192,414    $ 273,120
                                            =========    =========    =========

The present value of benefit obligations and funded status of the Plans as computed by the actuaries as of February 28, 2005 were as follows:

                                           US          Canada          Total
                                           --          ------          -----
Projected benefit obligation ......   $(1,847,272)   $(2,605,331)   $(4,452,603)
Plan assets at fair value .........     1,589,586      2,105,121      3,694,707
                                      -----------    -----------    -----------
    Funded status .................      (257,686)      (500,210)      (757,896)
Unrecognized net gain .............             -       (171,638)      (171,638)
                                      -----------    -----------    -----------
    Net pension liability .........   $  (257,686)   $  (671,848)   $  (929,534)
                                      ===========    ===========    ===========

As of February 28, 2005, the accumulated benefit obligation was $1,847,272 for the US Plan and $2,305,779 for the Canadian Plan.

Amounts recognized in the combined balance sheet as of February 28, 2005 consist of:

                                                US        Canada        Total
                                                --        ------        -----
Current portion of accrued benefit
 liability, included in accrued expenses    $(120,000)   $(136,206)   $(256,206)
Long term portion of accrued benefit
 liability, included in other long term
 liabilities ............................    (137,686)    (535,642)    (673,328)
                                            ---------    ---------    ---------
Net amount recognized ...................   $(257,686)   $(671,848)   $(929,534)
                                            =========    =========    =========

Weighted-average assumptions used in developing the projected benefit obligation and net cost as of and for the year ended February 28, 2005 were as follows:

                                               US         Canada
                                               --         ------
Discount rate ...........................     5.75%        5.25%
Rate of increase in compensation ........        0%        3.00%
Rate of return on plan assets ...........     6.50%        7.00%

The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

Plans' Assets
-------------
The weighted-average asset allocation of the US and Canadian pension benefits were as follows:
                                               March 31,2005      March 31, 2004
                                              --------------      --------------
                                               US     Canada       US     Canada
                                               --     ------       --     ------
Equity Securities .......................       0%       60%        0%       65%
Debt securities .........................     100%       25%      100%       25%
Cash                                            0%       15%        0%       10%
                                              ----    ------      ----    ------
Total ...................................     100%      100%      100%      100%
                                              ====    ======      ====    ======

The Company's investment policies and strategies for the pension plans utilize target allocations for the individual asset categories. The Company's investment goals are to maximize returns subject to specific risk management policies.

Cash Flows
----------
For the US Plan the benefits expected to be paid in each year ending February 28 2006-2010 are $33,695, $39,240, $44,444, $60,504, and $75,368, respectively. The aggregate benefits expected to be paid in the five years from 2011-2015 are $509,778.

For the Canadian Plan the benefits expected to be paid in each year ending February 28, 2006-2010 are $375,740, $112,224, $69,400, $156,343 and $209,866,
respectively. The aggregate benefits to be paid in the five years from 2011-2015 are $1,756,822.

The expected benefits are based on the same assumptions used to measure the Company's benefit obligation at February 28 and include estimated future employee service.

Following is a rollforward of the projected benefit obligation and the plan assets for fiscal 2005:

                                           US           Canada         Total
                                           --           ------         -----
Benefit obligation at
  February 29, 2004 ...............   $ 1,822,198    $ 2,389,595    $ 4,211,793
Service cost ......................        80,544        183,379        263,923
Interest cost .....................        99,262        156,446        255,708
Actuarial (gain) /loss ............       (41,221)       148,534        107,313
Benefits paid .....................      (113,511)      (272,623)      (386,134)
                                      -----------    -----------    -----------
Benefit obligation at
  February 28, 2005 ...............   $ 1,847,272    $ 2,605,331    $ 4,452,603
                                      ===========    ===========    ===========

Fair value of plan assets at
  February 29, 2004 ...............   $ 1,506,631    $ 1,930,805    $ 3,437,436
Actual return on plan assets ......        65,379        172,816        238,195
Employer contributions ............       131,087        205,732        336,819
Plan participant contributions                  -         68,391         68,391
Benefits paid .....................      (113,511)      (272,623)      (386,134)
                                      -----------    -----------    -----------
Fair value of plan assets at
  February 28, 2005 ...............   $ 1,589,586    $ 2,105,121    $ 3,694,707
                                      ===========    ===========    ===========

Net periodic pension costs of the defined benefit pension plans covering the period April 25, 2003 (inception) to February 29, 2004 were as follows:

                                                US        Canada        Total
                                                --        ------        -----
Service costs on benefits earned during
 the period .............................   $  68,401    $ 119,071    $ 187,472
Interest cost on projected benefit
 obligation .............................      73,719       99,885      173,604
Expected return on plan assets ..........     (70,047)     (84,483)    (152,282)
                                            ---------    ---------    ---------
Net periodic pension cost ...............   $  72,073    $ 134,473    $ 206,546
                                            =========    =========    =========

During the period April 25, 2003 to February 29, 2004, the Company contributed $94,976 to the US Plan and $162,080 to the Canadian Plan. For the same period, benefit payments made amounted to $34,908 for the US Plan and $33,829 for the Canadian Plan. The present value of benefit obligations and funded status of the Plans as computed by the actuaries as of February 29, 2004 were as follows:

                                          US           Canada          Total
                                          --           ------          -----
Projected benefit obligation ......   $(1,822,198)   $(2,389,595)   $(4,211,793)
Plan assets at fair value .........     1,506,631      1,930,805      3,437,436
                                      -----------    -----------    -----------
    Funded status .................      (315,567)      (458,790)      (774,357)
Unrecognized net gain .............             -       (158,146)      (158,146)
                                      -----------    -----------    -----------
    Net liability .................   $  (315,567)   $  (616,936)   $  (932,503)
                                      ===========    ===========    ===========

As of February 29, 2004, the accumulated benefit obligation was $1,822,198 for the US Plan and $2,389,595 for the Canadian Plan. Amounts recognized in the combined balance sheet as of February 29, 2004 consist of:

                                                US        Canada        Total
                                                --        ------        -----
Current portion of accrued benefit
 liability, included in accrued expenses    $(128,524)   $(172,014)   $(300,538)
Long term portion of accrued benefit
 liability, included in other long term
 liabilities ............................   $(187,043)   $(485,984)   $(673,027)
                                            ---------    ---------    ---------
Net amount recognized ...................   $(315,567)   $(657,998)   $(973,565)
                                            =========    =========    =========

Weighted-average assumptions used in developing the projected benefit obligation and net cost for the period from April 25, 2003 (inception) to February 29, 2004 were as follows:

                                               US         Canada
                                               --         ------
Discount rate ...........................     5.75%        5.75%
Rate of increase in compensation ........        0%        3.00%
Rate of return on plan assets ...........     6.50%        7.00%

The expected long- term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

Following is a rollforward of the projected benefit obligation and the plan assets for the period from June 1, 2003 through February 29, 2004:

                                            US          Canada         Total
                                            --          ------         -----
Benefit obligation at June 1, 2003 ...  $ 1,719,806   $ 2,117,688   $ 3,837,494
Service cost .........................       68,401       119,071       187,472
Interest cost ........................       73,719        99,885       173,604
Actuarial gain and other .............            -        86,780        86,780
Benefits paid ........................      (39,728)      (33,829)      (73,557)
                                        -----------   -----------   -----------
Benefit obligation at
  February 29, 2004 ..................  $ 1,822,198   $ 2,389,595   $ 4,211,793
                                        ===========   ===========   ===========

Fair value of plan assets at
  June 1, 2003 .......................  $ 1,384,787   $ 1,486,821   $ 2,871,608
Actual return on plan assets .........       66,596       243,957       310,553
Other ................................            -        26,625        26,625
Employer contributions ...............       94,976       162,080       257,056
Plan participant contributions .......            -        45,151        45,151
Benefits paid ........................      (39,728)      (33,829)      (73,557)
                                        -----------   -----------   -----------
Fair value of plan assets at
  February 29, 2004 ..................  $ 1,506,631   $ 1,930,805   $ 3,437,436
                                        ===========   ===========   ===========

401(k) Plan:
------------
The Company also has a defined contribution plan under Section 401(k) of the Internal Revenue Code for all United States employees. Employees can elect to contribute up to certain maximum percentages of their weekly gross pay. The Company matches are discretionary. The Company had no discretionary matches for the period from April 25, 2003 (inception) to February 28, 2005.

NOTE 7 - INCOME TAXES

As a result of the net operating loss incurred for the year ended February 28, 2005 and the period from April 25, 2003 (inception) to February 29, 2004, there is no income tax provision in the accompanying financial statements. Due to the uncertainty that future taxable income will be generated during the periods in which the Company's deferred tax assets become deductible, management has applied a full valuation allowance to the net deferred tax assets at February 28, 2005 and February 29, 2004.

Pre-tax loss for the year ended February 28, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004 was as follows:

                      2005             2004
                      ----             ----
United States      $3,963,260      $ 1,815,455
Foreign            $   25,502      $   (96,620)
                   ----------      -----------
                   $3,988,762      $ 1,718,835
                   ==========      ===========

The significant components of the Company's net deferred tax assets at February 28, 2005 and February 29, 2004 are as follows:

Deferred tax assets (liabilities):
                                                    February 28,    February 29,
                                                        2005            2004
                                                        ----            ----
Accounts receivable ............................    $   170,000     $   190,475
Inventory ......................................        183,000          73,845
Fixed asset depreciation and amortization ......       (212,000)        105,588
Accrued expenses and other .....................        348,000         218,829
Net operating loss carry forward ...............      2,164,000         642,127
                                                    -----------     -----------
         Total deferred tax assets .............      2,653,000       1,230,864

Valuation allowance ............................     (2,653,000)     (1,230,864)
                                                    -----------     -----------
         Net deferred tax assets ...............    $         -     $         -
                                                    ===========     ===========

Lander US has a net operating loss carry forward of approximately $5,524,000 ($4,928,000 for U.S. income tax purposes) which will begin to expire in 2024. The Lander Canada net operating loss carry forward of approximately U.S. $700,000 will begin to expire in 2011.

A reconciliation summary of the differences between the statutory federal rate and the Company's effective tax rate for the year ended February 28, 2005 and the period from April 25, 2003 (inception) to February 29, 2004 is as follows:

U.S. federal statutory tax rate ...........................  (34)%
State income taxes, less federal benefit ..................   (5)
Earnings of foreign subsidiary taxed at different rates ...   39
                                                             -----
Change in valuation allowance .............................    0 %
                                                             =====

NOTE 8 - MEMBERS' LOSS

HACI and HREI each have the same six equity participants with the same two members each owning a 40% interest and four members each owning a 5% interest. The Company was formed under the laws of the State of Delaware as a limited liability corporation and has one class of member with voting rights commensurate with ownership interests.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company has various noncancelable operating leases for manufacturing and office facilities. Rent expense totaled $680,640 and $620,328 in fiscal 2005 and the period from April 25, 2003 (inception) to February 29, 2004, respectively, of which $407,069 and $410,580, respectively, is included in cost of goods sold. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments were as follows at February 28, 2005:

                                           Capital leases       Operating leases
                                           --------------       ----------------
2006 ......................................   $ 59,944             $  762,790
2007 ......................................     31,820                342,136
2008 ......................................          -                282,940
2009 ......................................          -                207,105
2010 ......................................          -                204,428
Thereafter ................................          -                102,000
                                              --------             ----------
Total minimum lease payments ..............     91,764             $1,901,399
                                                                   ==========
Less amount representing interest (at
 rates ranging from 5.25% to 8.31%) .......     (6,606)
                                              --------
Present value of net minimum capital
 lease payments ...........................   $ 85,158
                                              ========

The Company is subject to certain claims and litigation in the normal course of business. Management believes, after consulting with legal counsel, that the ultimate liability resulting from these matters will not materially affect the combined results of operations or financial position of the Company.

NOTE 10 - GEOGRAPHIC INFORMATION

As of and for the period ended February 28, 2005:

                                                             LONG-LIVED
                                         REVENUES              ASSETS
                                         --------              ------
United States .................         $45,954,190         $ 6,150,610
Canada ........................          15,310,361             559,740
Other foreign countries .......           8,596,251                   -
                                        -----------         -----------
Total .........................         $69,860,802         $ 6,710,350
                                        ===========         ===========

As of February 29, 2004 and for the period from April 25, 2003 (inception) to February 29, 2004:

                                                             LONG-LIVED
                                         REVENUES              ASSETS
                                         --------              ------
United States .................         $35,082,786         $ 6,243,008
Canada ........................          13,358,400             558,652
Other foreign countries .......           6,604,829                   -
                                        -----------         -----------
Total .........................         $55,046,015         $ 6,801,660
                                        ===========         ===========

NOTE 11 - RELATED PARTY TRANSACTIONS

The Hermes Group LLP ("THGLLP"), a certified public accounting firm, provided various professional services and facilities usage to the Company during the year ended February 28, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004. THGLLP also paid expenses on behalf of HACI. THGLLP invoiced the Company a total of $523,933 and $258,596, respectively, for professional fees, facilities usage and reimbursable expenses for the year ended February 28, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004. At February 28, 2005 and February 29, 2004 the Company owed THGLLP $28,341 and $0, respectively and such amounts are reflected in accrued expenses. A Managing Member of the Company is a founding Partner in THGLLP. THGLLP ceased providing facilities to the Company in June 2005.

Zephyr Ventures LLC ("ZVLLC") provided consulting services to the Company during fiscal 2005 and for the period from April 25, 2003 (inception) to February 29, 2004 for fees totaling $28,485 and $154,142 respectively. A Managing Member of the Company is also a Managing Member of ZVLLC. There was no balance due to ZVLLC at February 28, 2005 or February 29, 2004.

The Company's management believes the charges for the above related party services are consistent with those that would be paid to independent third parties.

NOTE 12 - SUBSEQUENT EVENTS

12(a) On March 16, 2005, HACI and the Former Owner, through May 2003, of Lander US and Lander Canada (Former Owner) entered into a Settlement and Release Agreement whereby the Company has the option to pay $2,000,000, plus interest at 10%, to satisfy the $4,500,000 principal amount of the Seller Note. In addition, the Company would be required to pay interest accrued on the $4,500,000 Seller Note from July 1, 2004 through March 16, 2005 and interest on the $2,000,000 from March 17, 2005 through the date of payment. Such option was initially available until August 31, 2005. Prior to expiration the Former Owner agreed to extend the option to November 30, 2005 (see Notes 5 and 12 (b)).

12(b) On October 10, 2005, Cenuco, (the parent of HACI following the May 2005 merger transaction (see Note 1)), entered into agreements with Prencen, LLC ("Prencen"), Highgate House Funds Ltd ("Highgate") and Cornell Capital Partners ("Cornell") for equity and convertible debt financing (the "Financing Facility"), to be used, among other tings, as long term financing in connection with the acquisition of several brands from Playtex Products, Inc. ("Playtex"). The Financing Facility included a $100 million standby equity subscription facility. As part of the closing of the Playtex brands acquisition and related bridge financing (described below), the terms of the Financing Facility were amended on November 16, 2005 to include various modifications, including the termination of the standby equity subscription facility. The revised terms of the Financing Facility are also described below.

Lander US and Lander Intangibles Corporation (Lander Intangibles), a newly formed wholly owned subsidiary of HACI, entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Playtex Products, Inc. and certain of its subsidiaries (collectively, "Playtex"), to acquire several of Playtex's brands, including Baby Magic(R), Binaca(R), Mr. Bubble(R), Ogilvie(R), Tek(R), Dentax(R), Dorothy Gray(R), Better Off(R) and Tussy(R) in a transaction that closed on November 16, 2005. At the closing, Lander US and Lander Intangibles paid Playtex a cash purchase price of $57 million. The purchase price is subject to certain post closing adjustments dependent upon the product inventory conveyed to Lander US at the closing.

In order to finance the acquisition of the brands from Playtex ($57 million, prior to post closing inventory adjustment), pay certain expenses associated with the transaction and related financings (approximately $3.8 million), repay certain existing indebtedness of the Company and its subsidiaries including the Seller Note and the Financing Arrangement referred to in Note 5, above (approximately $13.8 million in total) and provide working capital for the operations of Lander US (approximately $5.4 million), on November 16, 2005, Cenuco, Lander US, HACI and Lander Intangibles (collectively, the "Borrowers"), entered into an $80 million Bridge Loan Term Agreement (the "Bridge Loan") with Prencen and Highgate, as lenders, and Prencen, as agent for the lenders.

The Bridge Loan bears interest at an annual rate of 5.5% above the three-month LIBOR rate (4.40% as of November 16, 2005) for the first 90 days after the closing date of the Bridge Loan. The interest rate margin over LIBOR shall increase by 5% per annum at the end of that 90 day period to a rate of LIBOR plus 10.5%. Upon the occurrence and during the continuance of an event of default, the annual rate of interest will increase by 5.5% over the rate of interest otherwise in effect. Interest accrues monthly, in arrears. The Bridge Loan is due and payable on May 15, 2006. In addition, the Borrowers shall immediately prepay the Bridge Loan from the proceeds of the Financing Facility, as well as the net cash proceeds of any non-ordinary course asset sales and 50% of the amount of any post-closing inventory adjustment in Lander's favor.
The borrowings under the Bridge Loan are secured by a first priority lien against all assets of the Borrowers and HREI, and by a pledge of the shares in Cenuco owned by two shareholders.

In connection with Bridge Loan, the agreements relating to the Financing Facility were amended and restated in certain material respects. The Financing Facility, as amended, includes the following: (i) proceeds of an aggregate of $11 million from the sale of shares of a new series of Cenuco participating preferred stock, convertible, subject to certain restrictions, into an aggregate of 3,150,652 shares of Cenuco common stock, along with the issuance of warrants exercisable for a period of 5 years to acquire an aggregate of 394,736 shares of common stock at an exercise price of $4.37 per share and 550,459 shares of common stock at an exercise price of $3.92 per share and (ii) proceeds of $69 million from the issuance of a 5 year secured debenture, convertible into common stock of Cenuco at any time, subject to certain restrictions, at a per share conversion price of 95% of the lowest closing bid price of the common stock for the 45 trading days preceding the date of conversion, bearing interest at 12% per annum, along with warrants (the "Debt Warrants") exercisable for a period of 5 years to acquire 1,052,631 shares of common stock at an exercise price of $4.56 per share and 886,877 shares of common stock at an exercise price of $3.92 per share. The exercise price of the Debt Warrants noted above is subject to a discount to 20% of the then current conversion price in the event certain conditions of default are triggered under the secured debenture. The standby equity subscription facility described above has been terminated.

Proceeds of the Bridge Loan were also used to repay the Seller Note and the Financing Arrangement referred to in Note 5.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 2005

On May 20, 2005 the date of the Merger, Cenuco issued 2553.7 shares of Series A Participating Preferred Stock to the former members of Hermes Acquisition Company I LLC (HACI) (d.b.a. Lander) representing 65% of the outstanding voting power of the Company. The shares of Series A Preferred Stock will be converted into shares of Common Stock representing 65% of the then outstanding shares upon approval of the holders of Common Stock. For financial reporting purposes, the merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco by HACI. As a result of the reverse acquisition, Cenuco changed its year-end to February 28 to coincide with HACI.

The following unaudited pro forma consolidated statement of operations of Cenuco Inc. for the year ended February 28, 2005 gives effect to the Merger as though it took place on March 1, 2004. The pro forma amounts reflect the unaudited results of operations of Cenuco Inc. for the twelve months ended March 31, 2005 combined with the audited results of operations of HACI for the twelve months ended February 28, 2005, appropriately adjusted for the effects of the purchase accounting related to the reverse acquisition. The related unaudited pro forma balance sheet reflecting the impact of the reverse acquisition is not required due the fact that the Merger has already been reflected in the Company's Form 10QA for the thirteen weeks ended May 28, 2005.

                                             CENUCO, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENT OF OPERATIONS
                                            FINANCIAL PROFORMA - HISTORICAL

                                                       Unaudited           Audited
FOR THE TWELVE MONTHS ENDED:                        MARCH 31, 2005    FEBRUARY 28, 2005     PROFORMA
                                                        CENUCO              HACI           ADJUSTMENTS       TOTAL
                                                    --------------    -----------------    -----------    ------------
Net sales ......................................     $    436,038       $ 69,860,802       $        -     $ 70,296,840

Cost of sales ..................................          296,264         62,369,597                -       62,665,861
                                                     ------------       ------------       ----------     ------------

Gross profit ...................................          139,774          7,491,205                -        7,630,979

Operating expenses:
Selling and marketing ..........................          267,432          3,867,105                -        4,134,537
General and administrative .....................        4,785,932          6,380,096                -       11,166,028
Amortization of Cenuco brand name ..............                -                  -           31,535           31,535
Amortization of Cenuco customer list ...........                -                  -          400,000          400,000
                                                     ------------       ------------       ----------     ------------
Total Operating expenses .......................        5,053,364         10,247,201          431,535       15,732,100

Loss from operations ...........................       (4,913,590)        (2,755,996)        (431,535)      (8,101,121)

Other income ...................................           20,351            206,097                -          226,448
Interest income (expense) ......................           83,872         (1,438,863)               -       (1,354,991)
                                                     ------------       ------------       ----------     ------------

Loss before income taxes .......................       (4,809,367)        (3,988,762)        (431,535)      (9,229,664)
Income taxes ...................................                -                  -                -                -
                                                     ------------       ------------       ----------     ------------

Net loss from continuing operations ............     $ (4,809,367)      $ (3,988,762)      $ (431,535)    $ (9,229,664)
                                                     ============       ============       ==========     ============


Basic and dilulted net loss per share - common .     $      (0.35)      $          -                      $      (0.38)
Basic and diluted net loss per share - preferred     $          -       $     (1,562)                     $     (1,562)

Shares used in computing net loss per share:

Basic and diluted - common .....................       13,750,556                  -                        13,750,556
Basic and diluted - preferred ..................                -              2,554                             2,554

- FINANCIALS EXCLUDES REVENUE AND EXPENSE FROM DISCONTINUED OPERATIONS FROM WAD DIVISION

                                                          F-66

                          CENUCO, INC. AND SUBSIDIARIES

Proforma Adjustments to Statement of Operations

For financial reporting purposes, the Merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco by HACI for a purchase price equivalent to the total market value of Cenuco stock outstanding prior to the Merger, plus the fair value of the options that automatically vested on the date of the Merger (approximately $45.3 million).

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, the Company estimated the fair value of the assets acquired and liabilities assumed in the reverse acquisition of Cenuco. The estimated fair value of the assets acquired less liabilities assumed is $45,328,692, as detailed below.

The allocation of Purchase Price is as follows:

Cash and cash equivalents ......................................   $  6,002,887
Other current assets ...........................................        496,526
                                                                   ------------
Total current assets ...........................................      6,499,413
Property, plant, and equipment .................................        111,382
Goodwill .......................................................     36,126,655
Brand name .....................................................        473,025
Customer list ..................................................      2,000,000
Other Assets ...................................................        591,807
                                                                   ------------
               Total assets acquired ...........................     45,802,282
                                                                   ------------
               Total liabilities assumed .......................       (473,590)
                                                                   ------------
               Estimated fair value of net assets acquired .....   $ 45,328,692
                                                                   ============

PROFORMA ADJUSTMENTS

The adjustments reflected in the accompanying unaudited statement of operations for the year ended February 28, 2005 include amortization of the value assigned to the Cenuco brand name and the value assigned to the Cenuco customer list. The brand name was assigned a fair value of $473,025 and is being amortized on a straight-line basis over 15 years. Amortization for 12 months reflected in the accompanying unaudited pro forma statement of operations is $31,535. The customer list was assigned a fair value of $2,000,000 and is being amortized on a straight-line basis over 5 years. Amortization for 12 months reflected in the accompanying unaudited pro forma statement of operations is $400,000.

                                      F-68